                                     OFFICE
                                 LEASE AGREEMENT

           Opus South Corporation, a Florida corporation, as Landlord,

                                       and

                 NetB@nk, Inc., a Georgia corporation, as Tenant

                              Dated: March 17, 1999

                                TABLE OF CONTENTS


BASIC TERMS ......................................................................................................1


ARTICLE 1          LEASE OF PREMISES AND LEASE TERM...............................................................4

   1.1    Premises................................................................................................4
   1.2    Term, Delivery and Commencement.........................................................................4
   1.3    Completion of Tenant's Work.............................................................................5
   1.4    Effect of Occupancy.....................................................................................5

ARTICLE 2          RENTAL AND OTHER PAYMENTS......................................................................5

   2.1    Base Rent...............................................................................................5
   2.2    Additional Rent.........................................................................................6
   2.3    Improvement Allowance...................................................................................6
   2.4    Delinquent Rental Payments..............................................................................6
   2.5    Independent Obligations.................................................................................6

ARTICLE 3          OPERATING EXPENSES - DEFINITION................................................................7

   3.1    Operating Expenses......................................................................................7
   3.2    Excess Operating Expenses...............................................................................8
   3.3    Tenant's Prorata Share of Excess Operating Expenses.....................................................8
   3.4    Controllable Expenses Cap...............................................................................9

ARTICLE 4          OPERATING EXPENSES - PAYMENT...................................................................9

   4.1    Payment of Operating Expenses...........................................................................9
   4.2    Estimation of Tenant's Prorata Share of Excess Operating Expenses.......................................9
   4.3    Payment of Estimated Prorata Share of Excess Operating Expenses.........................................9
   4.4    Re-Estimation of Tenant's Prorata Share of Excess Operating Expenses...................................10
   4.5    Confirmation of Tenant's Prorata Share of Excess Operating Expenses....................................10
   4.6    Not Used...............................................................................................10
   4.7    Personal Property Taxes................................................................................10
   4.8    Landlord's Right to Contest Taxes......................................................................11
   4.9    Adjustment for Variable Operating Expenses.............................................................11

ARTICLE 5          USE...........................................................................................11

   5.1    Permitted Use..........................................................................................11
   5.2    Acceptance of Premises.................................................................................11
   5.3    Increased Insurance....................................................................................12
   5.4    Laws, Rules and Regulations............................................................................12
   5.5    Common Areas...........................................................................................12
   5.6    Parking................................................................................................13
   5.7    Americans with Disabilities Act........................................................................13


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

ARTICLE 6          HAZARDOUS MATERIALS...........................................................................13

   6.1    Compliance with Hazardous Materials Laws...............................................................13
   6.2    Indemnification........................................................................................14

ARTICLE 7          SERVICES......................................................................................14

   7.1    Landlord's Obligations.................................................................................14
   7.2    Tenant's Obligations...................................................................................15
   7.3    Other Provisions Relating to Services..................................................................16
   7.4    Effects on Utilities...................................................................................16

ARTICLE 8          MAINTENANCE AND REPAIR........................................................................16

   8.1    Landlord's Obligations.................................................................................16
   8.2    Tenant's Obligations...................................................................................17
   8.3    Tenant's Waiver of Claims Against Landlord.............................................................17

ARTICLE 9          CHANGES AND ALTERATIONS.......................................................................18

   9.1    Landlord Approval......................................................................................18
   9.2    Tenant Responsibility for Cost and Insurance...........................................................18
   9.3    Construction Obligations and Ownership.................................................................18
   9.4    Liens..................................................................................................19
   9.5    Indemnification........................................................................................19

ARTICLE 10         RIGHTS RESERVED BY LANDLORD...................................................................19

   10.1   Landlord's Entry.......................................................................................19
   10.2   Landlord's Cure........................................................................................20

ARTICLE 11         INSURANCE.....................................................................................20

   11.1   Landlord's Casualty Insurance Obligations..............................................................20
   11.2   Tenant's Casualty Insurance Obligations................................................................21
   11.3   Landlord's Liability Insurance Obligations.............................................................21
   11.4   Tenant's Liability Insurance Obligations...............................................................21
   11.5   Tenant's Miscellaneous Insurance Obligations...........................................................22
   11.6   Tenant's Indemnification of Landlord...................................................................22
   11.7   Mutual Waivers.........................................................................................22
   11.8   Landlord's Deductible..................................................................................23
   11.9   Tenant's Property......................................................................................23
   11.10     Increase in Insurance...............................................................................23
   11.11     Tenant's Failure to Insure..........................................................................23

ARTICLE 12         DAMAGE OR DESTRUCTION.........................................................................24

   12.1   Tenantable Within 180 Days.............................................................................24
   12.2   Not Tenantable Within 180 Days.........................................................................24
   12.3   Property Substantially Damaged.........................................................................24
   12.4   Uninsured Casualty or Unavailable Insurance Proceeds...................................................24
   12.5   Deductible Payments....................................................................................25
   12.6   Landlord's Repair Obligations..........................................................................25




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

   12.7   Rent Apportionment.....................................................................................25
   12.8   Additional Tenant Termination Right....................................................................25

ARTICLE 13         EMINENT DOMAIN................................................................................26

   13.1   Termination of Lease...................................................................................26
   13.2   Landlord's Repair Obligations..........................................................................26
   13.3   Tenant's Participation.................................................................................26

ARTICLE 14         ASSIGNMENT AND SUBLETTING.....................................................................27

   14.1   Restriction on Transfers...............................................................................27
   14.2   Definition of Assignment...............................................................................27
   14.3   Affiliate and Transfer Assignment Rights...............................................................28
   14.4   Recapture..............................................................................................28
   14.5   Costs..................................................................................................28
   14.6   Proceeds...............................................................................................28

ARTICLE 15         DEFAULTS; REMEDIES............................................................................29

   15.1   Events of Default......................................................................................29
   15.2   Remedies...............................................................................................30
   15.3   Costs..................................................................................................31
   15.4   No Waiver..............................................................................................32
   15.5   Waiver by Tenant.......................................................................................32

ARTICLE 16         PROTECTION OF CREDITORS.......................................................................32

   16.1   Subordination..........................................................................................32
   16.2   Attornment.............................................................................................33
   16.3   Estoppel Certificates..................................................................................33
   16.4   Mortgagee Protection Clause............................................................................33

ARTICLE 17         TERMINATION OF LEASE..........................................................................34

   17.1   Surrender of Premises..................................................................................34
   17.2   Holding Over...........................................................................................34

ARTICLE 18         MISCELLANEOUS PROVISIONS......................................................................35

   18.1   Notices................................................................................................35
   18.2   Landlord's Continuing Obligations......................................................................35
   18.3   Successors.............................................................................................35
   18.4   Captions and Interpretation............................................................................35
   18.5   Relationship of Parties................................................................................36
   18.6   Entire Agreement.......................................................................................36
   18.7   Severability...........................................................................................36
   18.8   Landlord's Limited Liability...........................................................................36
   18.9   Survival...............................................................................................36
   18.10     Attorneys' Fees.....................................................................................36
   18.11     Broker..............................................................................................37
   18.12     Governing Law.......................................................................................37





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

   18.13     Time is of the Essence..............................................................................37
   18.14     Joint and Several Liability.........................................................................37
   18.15     Not Used............................................................................................37
   18.16     Delivery of Tenant Organization Documents...........................................................37
   18.17     Provisions are Covenants and Conditions.............................................................38
   18.18     Business Days.......................................................................................38
   18.19     Force Majeure.......................................................................................38
   18.20     Submission of Lease.................................................................................38
   18.21     Not Used............................................................................................38
   18.22     Usufruct............................................................................................38
   18.23     Security Deposit....................................................................................38
   18.24     Special Stipulations................................................................................39


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                                      -iv-
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EXHIBIT "A" LEGAL DESCRIPTION OF LAND

EXHIBIT "B" FLOOR PLAN

EXHIBIT "C" RULES AND REGULATIONS

EXHIBIT "D" WORK LETTER

EXHIBIT "D-1" BASE BUILDING CONDITION

EXHIBIT "E" SPECIAL STIPULATIONS

EXHIBIT "F" JANITORIAL SPECIFICATIONS

EXHIBIT "G" SUBORDINATION NON-DISTURBANCE AND ATTORNMENT
AGREEMENT




                                 LEASE AGREEMENT

         This Lease Agreement (the "Lease") is made and entered into as of March ____, 1999 ("Effective Date"), by and between OPUS SOUTH CORPORATION, a Florida corporation, as Landlord, and NETB@NK, INC., a Georgia corporation, as Tenant.

                                   BASIC TERMS

         The following terms ("Basic Terms") are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth below and shall be construed to incorporate all of the terms provided under the particular section in this Lease pertaining to such information. In the event of a conflict between the Basic Terms and the particular section in this Lease, the particular section shall prevail.


       1.       Landlord:                   Opus South Corporation, a Florida corporation

       2.       Address of Landlord         Normandale Properties South Corporation
                for Payment of Rent:        4200 West Cypress Street
                                            Suite 445
                                            Telephone No.: (813) 876-1515
                                            Facsimile No.: (813) 876-7955

       3.       Address of Landlord         Opus South Corporation
                for Notices:                Suite 144
                                            11675 Great Oaks Way
                                            Alpharetta, Georgia 30202
                                            Attn: Director of Real Estate
                                            Telephone No.: (770) 521-0045
                                            Facsimile No.: (770) 521-0046

                With a copy to:             Opus U.S. Corporation
                                            700 Opus Center
                                            9900 Bren Road East
                                            Minnetonka, MN 55343
                                            Attn: Law Department
                                            Telephone No.: 612-936-4444
                                            Facsimile No.: 612-936-9808

       4.       Tenant:                     NetB@nk, Inc., a Georgia corporation



       5.       Address of Tenant           NetB@nk, Inc.
                for Notices:                Royal Centre Three, Suite 100
                                            11475 Great Oaks Parkway
                                            Alpharetta, Georgia 30022
                                            Attn: Robert E. Bowers
                                            Telephone No.:

                                            Facsimile No.:


       6.       Premises:                   19,615  rentable  square  feet  located  on the  first  floor and designated  as Suite 100  within  the  Building  located at 11475
                                            Great Oaks Way,  commonly  known as Royal Centre  Three  situated on the  parcel  of land  in the  City of  Alpharetta,  County  of
                                            Fulton,  State of  Georgia  described  on EXHIBIT  "A",  together with the  Improvements.  The  Premises  are  located  within  the
                                            Building on EXHIBIT "B". (See Section 1.1).


       7.       Tenant's Work:              The  Improvements  to be  constructed by Landlord as described in the Work Letter.  (See Section 1.3)

       8.       Tenant Improvements:        All Improvements other than the Tenant's Work (See Section 1.3)

       9.       Lease Term:                 Initial Lease Term:  Approximately  seven (7) years  beginning on the  Commencement  Date  and  ending  on  the  last  day  of  the calendar  month in which the  seventh  (7th)  anniversary  of the
                                            Commencement Date occurs.  (See Section 1.2)

      10.       Base Rent:


                Lease Year                  Base Rent per rentable square foot of the Premises per annum

                   1                               $20.75
                   2                               $21.16
                   3                               $21.58
                   4                               $22.02
                   5                               $22.46
                   6                               $22.90
                   7                               $23.36

                                            The Base Rent is subject to
                                            the provisions of Section
                                            2.1 of this Lease.




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

       11.      Base Year                          1999

       12.      Tenant Insurance:                  Hazard: (At option of Tenant, see Section 11.2)

                                                   Full replacement value on
                                                   all tenant furniture,
                                                   fixtures, personal property
                                                   and equipment.

                                                   Liability: (See Section 11.4)

                                                   $3,000,000.00 combined limit

       13.      Security Deposit
                or Guaranty:                       $33,917.60

       14.      Brokers:                           William Leonard & Company













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                                   ARTICLE 1

                        LEASE OF PREMISES AND LEASE TERM

         1.1 PREMISES.

         Landlord, for and in consideration of the rents, covenants and agreements hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, certain space situated within the office building commonly known as Royal Centre Three ("Building"), currently being constructed on that certain parcel of land situated in the City of Alpharetta ("City"), County of Fulton ("County"), State of Georgia ("State") legally described on EXHIBIT "A" attached hereto and incorporated herein ("Land") and shown and designated on the floor plan ("Floor Plan") attached hereto as EXHIBIT "B" and incorporated herein ("Premises"). The Land and Building are sometimes referred to herein collectively as the "Property." The parties have each had the opportunity to review the measurement calculations of the Premises and conclusively agree that the Premises contains 19,615 rentable square feet, and that such measurement is not subject to challenge or dispute by either Landlord or Tenant.

         1.2 TERM, DELIVERY AND COMMENCEMENT.

         Landlord shall use commercially reasonable efforts to deliver occupancy of the Premises to Tenant on or before June 1, 1999 ("Delivery Date"). Subject to the provisions for Force Majeure contained in Section 18.19, the initial term of this Lease ("Initial Term") shall commence on the earlier of (a) the date of Substantial Completion (as defined in the Work Letter attached hereto as EXHIBIT "D") of the Tenant's Work (as defined in Section 1.3) or (b) the date the Tenant's Work would have been substantially completed in accordance with the definition of Substantial Completion contained in the Work Letter but for Tenant Delays (as defined in the Work Letter) ("Commencement Date"). The Initial Term shall end on the last day of the calendar month in which the seventh (7th) anniversary of the Commencement Date occurs. Any reference to the "Term" of this Lease or similar reference shall be a reference to the Initial Term. Any reference to "Lease Year" shall refer to each consecutive twelve (12) month period during the Term commencing on the Commencement Date. However, if the Commencement Date occurs on a day which is not the first day of the calendar month, then the first Lease Year shall be for a period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs plus the following twelve (12) consecutive calendar months.

         Tenant shall, within ten (10) days of written request from Landlord, execute an acknowledgment of the rentable square footage of the Premises, the Base Rent, the Additional Rent, Commencement Date and any other terms of this Lease. However, the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the determination of the Commencement Date. If Tenant fails to execute and deliver such acknowledgment in the form proposed by Landlord, Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the Premises are in acceptable condition and were delivered in compliance with all of the requirements of the

Work Letter and (ii) the Commencement Date is the date specified in the Landlord's acknowledgment and (iii) any other facts specified in Landlord's acknowledgment are true and correct.

         Tenant shall not occupy the Premises before the Commencement Date without Landlord's prior written consent. Any early occupancy of the Premises by Tenant shall be solely for the installation of Tenant's furniture, fixtures and equipment and shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Base Rent (as defined in Section 2.1) and Additional Rent (as defined in Section 2.2).

         1.3 COMPLETION OF TENANT'S WORK.

         Landlord shall use commercially reasonable efforts to complete, on or before the Delivery Date, that portion of the improvements identified as Tenant's Work in the Work Letter set forth in EXHIBIT "D" attached hereto and incorporated herein. The cost of completing Tenant's Work shall be paid by Landlord, but only up to the amount of the Improvement Allowance defined in
Section 2.3. All Additional Work (as defined in the Work Letter) shall be paid for solely by Tenant.

         1.4 EFFECT OF OCCUPANCY.

         Subject to the punch list provisions of the Work Letter ("Punchlist"), occupancy of the Premises by Tenant shall establish that Landlord has completed Tenant's Work as required by this Lease. The Punchlist provisions of the Work Letter are intended to provide Tenant with its sole and exclusive remedy for incomplete or defective construction of the Tenant's Work, subject to Landlord's obligation to repair any latent defects of which Tenant notifies Landlord, in writing, on or before the date which is five (5) business days prior to the first anniversary of the date Landlord achieves Substantial Completion of Tenant's Work. The failure of Tenant to comply with the Punchlist provisions of the Work Letter shall constitute a waiver by Tenant of any and all rights, benefits, claims or warranties which may be available to Tenant in connection with completion of Tenant's Work under the Work Letter, at law or in equity.

                                   ARTICLE 2
                            RENTAL AND OTHER PAYMENTS

         2.1 BASE RENT.

         Tenant covenants to pay Landlord in advance on the first day of each and every calendar month during the Term, without notice, demand, offset, abatement or deduction, except as expressly provided elsewhere in this Lease, at the address of Landlord specified at Item 2 of the Basic Terms, or at such other place as Landlord may from time to time designate in writing, the rental specified at Item 10 of the Basic Terms ("Base Rent"). In the event the Commencement Date is not the first day of a calendar month and there are less than fifteen (15) days remaining in such month, Tenant shall pay to Landlord the Base Rent for such partial month and the next succeeding month on or before the Commencement Date. Base Rent for any partial month shall be prorated on the basis of the number of days within such calendar month.

         2.2 ADDITIONAL RENT.

         All charges payable by Tenant other than Base Rent, however denoted, shall be deemed "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next installment of Base Rent falling due. Additional Rent for any partial month shall be prorated on the basis of the number of days within such calendar month. All payments of Additional Rent that are paid pursuant to an estimation provided by Landlord to Tenant shall be payable without further demand therefor.

         2.3 IMPROVEMENT ALLOWANCE.

         Landlord shall provide Tenant an allowance of Twenty-Four and No/100 Dollars ($24.00) per rentable square foot within the Premises ("Improvement Allowance") to be applied to the Cost of Tenant's Work (as defined in the Work Letter). The Improvement Allowance shall be used by Landlord to complete Tenant's Work and shall not be used to pay for any of the Additional Work. In the event the Cost of Tenant's Work exceeds the Improvement Allowance, as determined by Landlord pursuant to the Work Letter, Tenant shall pay fifty percent (50%) of the Cost Differential (as defined in the Work Letter) to Landlord within five (5) business days of Landlord's invoice therefor and prior to Landlord commencing Tenant's Work and Tenant shall pay the remaining fifty percent (50%) of the Cost Differential within five (5) business days following the Commencement Date.

         2.4 DELINQUENT RENTAL PAYMENTS.

         Any installment of Base Rent, Additional Rent or any other charge payable by Tenant under the provisions hereof and not paid within ten (10) days of when due shall bear interest at Prime, as hereafter defined, plus four percent (4%) per annum, not to exceed the maximum interest rate permitted by law ("Maximum Rate of Interest") from the date when the same is due hereunder through the date the same is paid. For purposes of this Lease, the term "Prime" shall mean the rate announced from time to time by Wachovia Bank of Georgia, N.A. as its prime or reference rate. If Wachovia Bank of Georgia, N.A. shall cease to announce its prime or reference rate, then Landlord shall select the rate of another financial institution to be substituted therefor. The right to require payment of interest shall be in addition to all of Landlord's rights and remedies hereunder, at law or in equity.

         2.5 INDEPENDENT OBLIGATIONS.

         Any term or provision of this Lease to the contrary notwithstanding, the covenants and obligations of Tenant to pay Base Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations of Landlord hereunder. Base Rent and Additional Rent are sometimes collectively referred to herein as "Rent" or "rent."

                                   ARTICLE 3
                         OPERATING EXPENSES - DEFINITION

         3.1 OPERATING EXPENSES.

        "Operating Expenses" shall mean all expenses incurred with respect to the ownership, maintenance and operation of the Property as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to the following: all taxes (as defined below); insurance premiums; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; wages payable to employees of Landlord, whose duties are connected with the operation or maintenance of the Property (but only for the portion of time allocable to work related to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called fringe benefits paid in connection with such employees amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property; all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; reasonable management fees; common expenses of the Royal Centre Project, properly allocated among the Building and other buildings in the Royal Centre Project; and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex similar to the Property. The term "taxes" shall mean any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition whatsoever imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any agency, or
(d) any private entity having the authority to assess the Property pursuant to the Permitted Encumbrances. Property Taxes shall include (i) all charges or burdens of whatsoever kind and nature incurred in the use, occupancy, ownership, operation, leasing or possession of the Property, without particularizing by any known name and whether any of the foregoing be general, special, ordinary, extraordinary, foreseen or unforeseen, (ii) any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property, and (iii) all costs and expenses, including reasonable attorneys' fees, incurred in connection with any appeal or contest of Property Taxes by Landlord pursuant to Section 4.6 below. However, Property Taxes shall not include Landlord's state or federal income, franchise, estate or inheritance taxes. In the event Landlord is entitled to pay any of the above listed assessments or charges in installments over a period of two or more calendar years, then only the minimum installment of such assessments or charges shall be included within Property Taxes for such calendar year.

        The term "Operating Expenses" shall not include the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair; the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, except for the amount of any deductible under any insurance policy; expenses incurred in leasing or procuring tenants; leasing commissions; advertising expenses; expenses for renovating space for tenants; legal expenses incident to enforcement by Landlord of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; depreciation allowance or expense; the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost; salaries of officer and executives of Landlord; salaries of employees above the grade of building manager or whose time is not spent directly in the operation of the Property; the cost of any items to the extent Landlord is reimbursed by insurance; rental under any ground lease or other underlying lease; any costs paid to a corporation related to Landlord to the extent such cost is in excess of the amount which would have been paid in the absence of such relationship; charges (including applicable taxes) for electricity, steam or other utilities provided to other tenants of the Building in excess of the amounts of utilities to which Tenant is entitled under this Lease; costs in connection with any repairs following a condemnation; costs and expenses in connection with any refinancing or sale of the Property; and cost of complying with any laws, rules, regulations or statutes which were in effect and applicable to the Property as of the date of this Lease.

         Notwithstanding the foregoing, in the event Landlord installs equipment in, or makes improvements or alterations to, the Property which are for the purpose of reducing energy, maintenance or other costs, or which are required under any governmental laws, regulations or ordinances which were not required on the Commencement Date, Landlord may include in Operating Expenses reasonable charges for interest paid on such investment and reasonable charges for depreciation of the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Landlord in connection with city sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operation of the Property.

         3.2 EXCESS OPERATING EXPENSES.

         "Excess Operating Expenses" shall mean the amount of Operating Expenses due and incurred by Landlord during any calendar year of the Term in excess of the Operating Expenses for the Base Year.

         3.3 TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

         "Tenant's Prorata Share of Excess Operating Expenses" (based on the rentable square footage of the Premises compared to the total rentable square footage of the Building, which is 165,527) shall mean 11.85% of the Excess Operating Expenses for the applicable calendar year.

         3.4 CONTROLLABLE EXPENSES CAP.

         Notwithstanding anything to the contrary set forth hereinabove, Landlord does hereby agree that, solely for purposes of determining Tenant's Prorata Share of Excess Operating Expenses, the portion of the Operating Expenses attributable to Controllable Expenses (as defined below) will not increase by more than five percent (5%) per annum, on a cumulative, compounded basis, over the amount of Controllable Expenses incurred for calendar year 1999, after the 1999 figure is adjusted for occupancy, as provided in Section 4.9. The term "Controllable Expenses" shall mean all Operating Expenses other than taxes, insurance costs and utilities costs. Landlord shall use commercially reasonable efforts to minimize Operating Expenses, taking into consideration Landlord's intent to operate the Building as a first-class office building.

                                   ARTICLE 4
                          OPERATING EXPENSES - PAYMENT

         4.1 PAYMENT OF OPERATING EXPENSES.

         Tenant covenants and agrees to pay during the Term, as Additional Rent, Tenant's Prorata Share of Excess Operating Expenses, which are due and payable during any calendar year of the Term. Tenant's Prorata Share of Excess Operating Expenses due and payable during the calendar year in which the Lease commences or terminates shall be prorated as of the Commencement Date or termination date, as applicable, based upon the number of days of the Term within said calendar year compared to three hundred sixty-five (365) days.

         4.2 ESTIMATION OF TENANT'S PRORATA SHARE OF EXCESS OPERATING EXPENSES.

         Landlord shall estimate for each calendar year of the Term (a) Excess Operating Expenses, (b) Tenant's Prorata Share of Excess Operating Expenses and
(c) the annual and monthly Additional Rent attributable to Tenant's Prorata Share of Excess Operating Expenses. Said estimates shall be in writing, shall be delivered to Tenant at the addresses specified in the Basic Terms and shall be reasonably based upon historical data and known or reasonably expected increases or decreases.

         4.3 PAYMENT OF ESTIMATED PRORATA SHARE OF EXCESS OPERATING EXPENSES.

         Commencing January 1, 2000, Tenant shall pay, as Additional Rent, the estimated amount of Excess Operating Expenses for each calendar year of the Term in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that said estimates are delivered to Tenant after the first day of January of the applicable calendar year, said estimated amount shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

         4.4 RE-ESTIMATION OF TENANT'S PRORATA SHARE OF EXCESS OPERATING
             EXPENSES.

         From time to time during any calendar year of the Term, Landlord may re-estimate the amount of Excess Operating Expenses and Tenant's Prorata Share of Excess Operating Expenses. In such event, Landlord shall also re-estimate the monthly Additional Rent attributable to Tenant's Prorata Share of Excess Operating Expenses for such calendar year in an amount sufficient to pay the re-estimated monthly amount over the balance of such calendar year after giving credit for payments made by Tenant on the previous estimate. Such re-estimate shall be delivered to Tenant in writing in the manner specified in Section 4.2. Tenant shall pay said re-estimated amount, in advance, on the first day of each month remaining in such calendar year.

         4.5 CONFIRMATION OF TENANT'S PRORATA SHARE OF EXCESS OPERATING
             EXPENSES.

         After the end of each calendar year of the Term, Landlord shall cause its accountants to determine the actual amount of Excess Operating Expenses and Tenant's Prorata Share of Excess Operating Expenses for such expired calendar year and deliver a written certification from Landlord's property manager of the amount thereof to Tenant. If for any calendar year Tenant paid less than the amounts specified in said certification, Tenant shall pay the unpaid portion of the same within twenty (20) days after receipt of such certification. If for any calendar year Tenant paid more than the amounts specified in said certification, Landlord shall, at Landlord's option, either (a) refund such excess to Tenant, or (b) credit such excess against the next due monthly installment or installments of estimated Additional Rent for the then existing calendar year. Upon receipt of Landlord's written certification of the Excess Operating Expenses for the expired calendar year, Tenant shall have the right to audit Landlord's books with respect to Operating Expenses for the expired calendar year. If Tenant elects to perform such audit, Tenant must notify Landlord of its desire to perform such audit within thirty (30) days following Landlord's certification of Excess Operating Expenses and the audit must be performed within sixty (60) days of the date of such written certification. The audit must be performed by a reputable independent certified public account (whose compensation is not based upon achieving a reduction in Tenant's Excess Operating Expenses nor upon the amount of any such reduction) or by an employee of Tenant. The audit will be conducted during normal business hours in Landlord's offices where such books are normally kept. Tenant and the party who performs such audit must agree, in writing, prior to performing the audit, to keep and maintain all information obtained in the audit absolutely confidential except in any arbitration, lawsuit or other proceeding between Landlord and Tenant and, in that event, such information shall be disclosed only to the arbitration panel and/or the court, as necessary.

         4.6 NOT USED.

         4.7 PERSONAL PROPERTY TAXES.

         Tenant shall pay, prior to delinquency, all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have such trade fixtures, furnishings, equipment and personal property taxed separately from the Property. If any of Tenant's trade fixtures, furnishings, equipment and personal property is taxed with the Property, Tenant shall pay Landlord for such taxes within fifteen (15) days after Tenant receives a written statement from Landlord for the same.

         4.8 LANDLORD'S RIGHT TO CONTEST TAXES.

         Landlord shall have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any of the Taxes. All reasonable costs incurred in connection with any such contests by Landlord including, without limitation, reasonable, actual fees and expenses of tax consultants and attorneys, shall be included in Operating Expenses.

         4.9 ADJUSTMENT FOR VARIABLE OPERATING EXPENSES.

         Notwithstanding anything to the contrary set forth above, it is agreed that in the event the Building is not fully occupied at any time during a calendar year (including the Base Year), a reasonable and equitable adjustment shall be made by Landlord in computing the Operating Expenses for such calendar year so that Tenant's obligation for payment of any component of Operating Expenses which adjusts based upon occupancy shall be equal to the amount which Tenant would have paid for such component of Operating Expenses had the Building been fully occupied at all times during such calendar year. Landlord agrees that the amount included in the Base Year Operating Expenses for taxes will reflect the taxes for the Building as fully assessed.

                                   ARTICLE 5
                                       USE

         5.1 PERMITTED USE.

         Tenant may use the Premises for general office purposes of a type reasonable and customary for first-class office buildings only and for no other purpose. Tenant shall not use the Property, or knowingly permit the Property to be used, in violation of any Laws (as defined in Section 5.4) or in any manner which would (a) violate any certificate of occupancy affecting the Property, (b) make void or voidable any insurance now or hereafter in force with respect to the Property, (c) cause structural injury to the Property, (d) cause the value or usefulness of the Property or any portion thereof to substantially diminish (reasonable wear and tear excepted), or (e) constitute a public or private nuisance or waste. Promptly upon discovery of any prohibited use, Tenant will take all necessary steps to discontinue such use.

         5.2 ACCEPTANCE OF PREMISES.

         Except for the Punchlist items and Landlord's obligation to repair latent defects of which Tenant notifies Landlord, in writing, on or before the date five (5) business days prior to the first anniversary of the date Landlord achieves Substantial Completion of Tenant's Work, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind whatsoever with respect to the Premises or the Building, specifically including but not limited to, suitability or fitness for any particular purpose. Subject to the Punchlist items, Tenant accepts the Premises in an "as is - where is" condition.

         5.3 INCREASED INSURANCE.

         Tenant shall not do or permit to be done anything which will (a) increase the premium of any insurance policy covering the Premises or the Property, (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in a refusal by any insurance company in good standing to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation in the Premises or use of the Property. Tenant shall, at Tenant's expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this section.

         5.4 LAWS, RULES AND REGULATIONS.

         Tenant acknowledges that this Lease is subject and subordinate to all liens, easements, declarations, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Property ("Permitted Encumbrances") and any law, regulation, rule, order or ordinance of any governmental entity, applicable to the Property or the use or occupancy thereof in effect on or after the Effective Date ("Laws") or any of the Rules and Regulations (as defined below) promulgated by Landlord. Tenant shall not violate any Permitted Encumbrances, Laws or Rules and Regulations. A copy of the current Rules and Regulations promulgated by Landlord are attached hereto and incorporated herein as EXHIBIT "C", which Rules and Regulations may be amended by Landlord from time to time in Landlord's sole discretion. Except for the Rules and Regulations excluding Tenant from parking in designated portions of the parking facilities comprising a portion of the Common Area, as specified in Section 5.5, Tenant shall not be obligated to comply with any Rules and Regulations promulgated by Landlord which are not imposed and enforced in a uniform and nondiscriminatory manner with respect to all tenants in the Building. Landlord represents to Tenant that none of the Laws or Permitted Encumbrances prohibit or materially interfere with Tenant's ability to use the Premises for the use permitted under this Lease.

         5.5 COMMON AREAS.

         Landlord hereby grants to Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the parking areas, driveways, lobby areas and other common areas of the Property designated by Landlord from time to time ("Common Area"). Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and to lease same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or alterations,
(ii) to discourage unauthorized use, (iii) to prevent dedication or an easement by prescription, or (iv) for any other reason deemed sufficient in Landlord's judgment; (d) change the shape and size of the Common Area, add, eliminate or change the location of any improvements located on the Common Area and construct buildings on the Common Area, provided that any such changes shall not materially and adversely affect Tenant's use of the Common Area; and (e) impose Laws concerning use of the Common Area, including the right to exclude Tenant, its agents, employees and invitees, from parking in designated portions of the parking facilities comprising a portion of the Common Area.

         5.6 PARKING.

        Tenant's rights to use the parking facilities in the Common Area shall be for unreserved spaces in an amount equal to five (5) spaces per each one thousand (1,000) rentable square feet of the Premises. Within such total parking allocation, two (2) spaces per each one thousand (1,000) rentable square feet of the Premises will be provided in the covered, access-controlled parking facility. Initially, Landlord will provide access cards to Tenant at no cost for each space to which Tenant is entitled. Replacement cards must be paid for by Tenant at Landlord's then current rate. Such parking spaces shall be provided to Tenant at no charge throughout the Term of this Lease. Landlord will also provide, throughout the Term, ten (10) spaces which will be marked for use only by visitors of the Building.

         5.7 AMERICANS WITH DISABILITIES ACT.

         Landlord and Tenant acknowledge that the Property may be construed to be a place of public accommodation under the Americans with Disabilities Act of 1990, as amended ("ADA"). Landlord represents and warrants that the Property will not violate Title III of ADA (Title III) as interpreted and enforced by local building inspection authorities as of the Commencement Date. Landlord shall correct any violation of Title III within any part of the Common Area of the Property, but shall not be required to correct any violation of Title III within the Premises after the Commencement Date. Tenant shall correct any violation of Title III within the Premises after the Commencement Date.

                                   ARTICLE 6
                               HAZARDOUS MATERIALS

         6.1 COMPLIANCE WITH HAZARDOUS MATERIALS LAWS.

         Tenant shall not cause or permit any Hazardous Materials or Hazardous Substances (as defined in any applicable state, federal or local environmental
Laws) to be brought upon, kept or used in connection with the Premises by Tenant, its agents, employees, contractors or invitees, except for de minimis amounts of materials, such as copying machine fluids, which are customary for general office use and which are present in the Premises strictly in compliance with all applicable Laws.

         6.2 INDEMNIFICATION.

         Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees and the costs and expenses of enforcing this indemnity) ("Claims") for death or injury to any person or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials resulting from or in any way related to Tenant's use of the Premises. Tenant's obligations hereunder shall include, without limitation and whether foreseeable or unforeseeable, the costs of (a) any required or necessary repair, clean-up, detoxification or decontamination of the Property, (b) the implementation of any closure, remediation or other required action in connection therewith and (c) any costs and fees incurred in the enforcement of the indemnity action. The obligations of Tenant under this section shall survive the expiration or other termination of the Term.

                                   ARTICLE 7
                                    SERVICES

         7.1 LANDLORD'S OBLIGATIONS.

         Landlord shall provide the following services, the cost of which shall be deemed Operating Expenses:

                  7.1.1 JANITORIAL SERVICE.

                  Nightly Janitorial services on Monday through Friday in the Premises and on the Property as described in EXHIBIT "F" attached hereto and made a part hereof.

         7.1.2 ELECTRICAL ENERGY.

                  Electrical energy for lighting and operation of office machines, air conditioning and heating as required for general office use during the hours specified in Section 7.1.3. The electrical energy provided will be sufficient for operation of personal computers and other equipment of similar low electrical consumption, and for customary fluorescent office lighting but will not be sufficient for main frame computers, computer rooms or for non-standard lighting. Tenant shall not use any equipment or lighting requiring electrical energy in excess of the above standards without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld but may be conditioned upon Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as determined by an engineer selected by Landlord or by submeter. At the option of either Landlord or Tenant, a submeter may be provided and installed at Tenant's expense if allowable under the Laws. All Building standard lighting bulbs, tubes, ballasts and starters within the Premises shall be replaced by Landlord with the costs thereof included in Operating Expenses.

                  7.1.3 HEATING AND AIR CONDITIONING.

                  Heat and air conditioning, sufficient to maintain comfortable temperatures in Landlord's reasonable judgment, on Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays which are not holidays from 8:00 a.m. to 1:00 p.m. The Building holidays shall be New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. During other hours, Landlord shall provide heat and air conditioning upon a reasonable advance notice from Tenant to Landlord, which advance notice shall not be less than twenty-four (24) hours; provided, however, that no advance notice will be required if an automated key pad system is installed which allows Tenant to access such after-hours service directly. Tenant, upon presentation of a bill therefor, shall pay Landlord for such extended service at the rate of $20.00 per hour, subject to increases based on actual increases in Landlord's cost to provide such extended service (i.e., increases in utility, labor or maintenance costs). If such extended service is not a continuation of that furnished during the hours described above, Tenant may be required to pay for a minimum of three
(3) hours of such service. Air conditioning to the Premises is to be provided based on standard lighting and general office use only.

                  7.1.4 WATER.

                  Hot and cold water from the standard building outlets for lavatory, breakroom, restroom and drinking purposes.

                  7.1.5 PASSENGER ELEVATOR SERVICE.

                  Passenger elevator service in common with other tenants to be provided by automatic elevators. Landlord shall have the right to restrict the use of elevators for freight purposes to the freight elevator and to hours determined by Landlord. Landlord shall have the right to limit the number of elevators in operation on Saturdays, Sundays and holidays, but service shall be provided through at least one (1) elevator at all times, except in emergencies.

         7.2 TENANT'S OBLIGATIONS.

         Tenant shall be solely responsible for the payment to Landlord of all utilities which are separately submetered or separately charged (based on an engineer's survey), if any, to the Premises or to Tenant and shall make such payments to Landlord promptly upon invoice. Such amounts shall not be included as Operating Expenses. Except as provided in Section 7.1 or the Work Letter, Tenant shall also furnish and pay for all other utilities and services which Tenant requires with respect to the Premises (including but not limited to hook-up and connection charges).

         7.3 OTHER PROVISIONS RELATING TO SERVICES.

         No interruption in, or temporary stoppage of, any of the aforesaid services shall be deemed an eviction or disturbance of Tenant's use and possession, relieve Tenant from any obligation herein set forth or render Landlord liable for damages or, except as set forth below entitle Tenant to an abatement of rent. In no event shall Landlord be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or any applicable Laws. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services. Notwithstanding anything to the contrary set forth hereinabove, in the event that the essential services to the Premises (which the parties hereby agree are electricity, water, sanitary sewer, elevator and HVAC service) are interrupted and (i) the interruption continues for five (5) or more consecutive business days, (ii) the interruption is caused by a matter within Landlord's control, (iii) the interruption renders all or a portion of the Premises untenantable and (iv) Tenant actually discontinues use of all or a portion of the Premises, Tenant shall be entitled to an abatement of Rent, beginning on the sixth (6th) business day after such interruption begins, based on the portion of the Premises which is untenantable and which Tenant has discontinued using, with such abatement to continue until the applicable services have been materially restored by Landlord. Landlord shall use commercially reasonable efforts to restore interrupted services.

         7.4 EFFECTS ON UTILITIES.

         Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in or about the Premises which shall cause substantial noise or vibration. Tenant shall not connect any apparatus or device to electrical current or water except through the electrical and water outlets installed by Landlord pursuant to the Work Letter.

                                   ARTICLE 8
                             MAINTENANCE AND REPAIR

         8.1 LANDLORD'S OBLIGATIONS.

         Except as otherwise provided in this Lease, Landlord shall repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building, (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and the Premises (other than supplemental HVAC systems that serve only the Premises, which shall be Tenant's obligation) and (c) the Common Area. Landlord shall also maintain and repair windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Area, unless such maintenance and repair becomes necessary in whole or in part due to (i) the negligence of Tenant, its employees, agents, customers, licensees or invitees in or about the Premises or Property, or (ii) damage caused by breaking and entering into the Premises. The cost of Landlord's repair and maintenance hereunder shall be included in Operating Expenses. Neither Base Rent nor Additional Rent shall be reduced, nor shall Landlord be liable, for loss or injury to or interference with property, profits or business arising from or in connection with any such repairs or maintenance.

         8.2 TENANT'S OBLIGATIONS.

         Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (including all non-structural interior portions, supplemental HVAC systems and equipment; interior surfaces of exterior walls, interior moldings, partitions and ceilings) in as good order, condition and repair as they were on the Commencement Date, reasonable wear and tear and damage from fire and other casualties excepted.

        In the event that compliance with any Laws is required after the Commencement Date, which is due in whole or in part to Tenant's specific use of the Premises (as opposed to general office use) and/or Tenant's specific actions or inactions with respect to the Premises, the cost of compliance shall be Tenant's sole responsibility. Likewise, in the event any governmental authority requires any alterations to the Building or the Premises as a result of Tenant's particular use of the Building or as a result of any alterations to the Premises by Tenant, Tenant shall be obligated for the cost of all such alterations. In the event such alterations involve the structural, mechanical, electrical, life safety or heating and air conditioning systems of the Building ("Structural Alterations"), Landlord shall make such repairs after Tenant deposits with Landlord an amount sufficient to pay for the cost thereof. In the event the alterations are not Structural Alterations, Tenant shall make the repairs, at Tenant's sole cost and expense, subject to the requirements of Article 9 below.

         Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on or about the Property. All uninsured damage or injury to the Premises or to the Property caused by Tenant installing, removing or transporting any furniture, fixtures, equipment or other property of Tenant, its agents, contractors, servants or employees shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. Tenant shall be solely responsible for, shall indemnify, protect and defend Landlord against and hold Landlord harmless from, any penetrations or perforations of the roof or exterior walls to the Building caused by Tenant. It is the intention of Landlord and Tenant that Tenant shall maintain the Premises in a first-class and fully operative condition. All repairs made by Tenant shall be at least equal in quality and workmanship to the original work and shall be made by Tenant in accordance with all Laws. The maintenance obligations of Tenant shall apply even if Tenant has vacated the Premises.

         8.3 TENANT'S WAIVER OF CLAIMS AGAINST LANDLORD.

         Except as otherwise expressly provided in the Work Letter or this Lease, Landlord shall not be required to furnish any services or facilities, or make any repairs or alterations, in, about or to the Premises or the Property.

                                   ARTICLE 9
                             CHANGES AND ALTERATIONS

         9.1 LANDLORD APPROVAL.

         Tenant shall have the right, without Landlord's consent, but with prior notice to Landlord, to make alterations to the Premises which (i) are not visible from the elevator lobby of the Building, (ii) do not affect the structure of the Building or the Building mechanical, electrical, plumbing or HVAC systems, (iii) do not involve the removal or addition or relocation of any walls or partitions and (iv) do not cost in excess of $50,000 in any one instance or in any series of related instances. Otherwise, Tenant shall not make any alterations, additions or improvements to the Property ("Alterations") without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Along with any request for Landlord's consent and before commencement of the Alterations or delivery of any materials to be used in the Alterations, Tenant shall furnish Landlord with plans and specifications, and names and addresses of prospective contractors. All Alterations shall be constructed (a) promptly by a contractor approved in writing by Landlord in its sole discretion, (b) in a good and workmanlike manner, (c) in compliance with all applicable Laws, and (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters where the Premises are located or any other body exercising similar functions.

         9.2 TENANT RESPONSIBILITY FOR COST AND INSURANCE.

         Tenant shall pay the cost and expense of all Alterations, including a reasonable charge for Landlord's review, inspection and engineering time and for any painting, restoring or repairing of the Premises or the Building occasioned by the Alterations. Prior to commencement of construction of the Alterations, Tenant shall deliver the following in form and amount satisfactory to Landlord:
(a) demolition and/or lien and completion bonds, (b) builder's all risk insurance, (c) commercial general liability insurance insuring against construction related risks and copies of contracts and all necessary permits and licenses.

         9.3 CONSTRUCTION OBLIGATIONS AND OWNERSHIP.

         Tenant shall permit Landlord to inspect construction of the Alterations. Upon completion of the Alterations, Tenant shall furnish Landlord with contractor affidavits, unconditional lien releases, full and final waivers of liens (in form satisfactory, under applicable Laws, to extinguish all lien rights) and receipted bills covering all labor and materials expended and used in connection with the Alterations. Tenant shall promptly remove any Alterations constructed in violation of this Article 9 upon Landlord's written request. All Alterations (other than Tenant's movable trade fixtures, furniture and equipment) made or installed by Tenant shall become the property of and be surrendered to Landlord upon termination of this Lease without payment therefor by Landlord, unless otherwise agreed by Landlord.

         9.4 LIENS.

         Tenant shall keep the Premises free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed and Tenant does not provide for release of the same of record, or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, within thirty (30) days after receipt of written notice thereof by Tenant of such filing, Landlord may without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien or posting a bond to cause the discharge of such lien. In such event, all amounts paid by Landlord shall immediately be due and payable by Tenant as Additional Rent.

         9.5 INDEMNIFICATION.

         Tenant hereby agrees to indemnify, protect and defend Landlord against, and hold Landlord and the Property harmless from, any liability, cost, obligation, expense (including without limitations reasonable attorneys' fees and expenses incurred in enforcing this indemnity), or claim of any mechanics', materialmens', designers' or other liens in any manner relating to or arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

                                   ARTICLE 10
                           RIGHTS RESERVED BY LANDLORD

         10.1 LANDLORD'S ENTRY.

         Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises (except in emergencies, accompanied by an employee of Tenant) to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees, tenants (but only during the last year of the Term) and underlying landlords; or (c) otherwise exercise and perform Landlord's rights and obligations under this Lease. In the case of an emergency, Landlord and/or its authorized representatives may enter the Premises at any time using any and all means which Landlord may deem proper. Entry into the Premises by Landlord in the event of any emergency shall not be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from the Premises or any portion thereof.

         Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Building; provided, however, that Landlord shall not materially interfere with Tenant's business during any such entry.

         10.2 LANDLORD'S CURE.

         If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable periods provided in Article 15, Landlord may but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. If there are any outstanding monetary obligations of Tenant under this Lease attributable to the period prior to the expiration or termination of this Lease, such obligations shall survive the termination or expiration of this Lease and such amount shall be payable to Landlord within ten
(10) days after receipt of notice therefor from landlord.

                                   ARTICLE 11
                                    INSURANCE

         11.1 LANDLORD'S CASUALTY INSURANCE OBLIGATIONS.

         Landlord shall keep the Property insured for the benefit of Landlord, its lenders and agents, in an amount equivalent to the full replacement value thereof (excluding the Land, foundation, grading and excavation costs) against:

         (a) loss or damage by fire; and

         (b) such other risk or risks which are customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Property, including but not limited to windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as Landlord may deem appropriate or necessary.

         These insurance provisions shall not limit or modify the obligations of Tenant under any provision of this Lease. Such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation as to Tenant. Landlord waives, releases and discharges Tenant from all claims or demands whatsoever which Landlord may have or acquire arising out of damage to or destruction of the Property, or loss of use thereof occasioned by fire or other casualty, which claim or demand may arise because of the negligence or fault of Tenant, its agents, employees, customers or business invitees, and Landlord agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing or anything to the contrary elsewhere in this Lease, Tenant shall be obligated to continue to pay Rent in the event of damage to or destruction of the Premises or the Property if such damage or destruction is occasioned by the negligence or fault of Tenant, its agents, employees, customers or business invitees. Premiums paid for insurance under this section shall be included in Operating Expenses.

         11.2 TENANT'S CASUALTY INSURANCE OBLIGATIONS.

        Tenant shall be solely responsible for but shall not be obligated to keep all of its machinery, equipment, furniture, fixtures and personal property (including all property under the care, custody or control of Tenant) which may be located in, upon, or about the Premises insured in an amount equivalent to the full insurable value thereof against:

                  (a) loss or damage by fire; and

                  (b) such other risk or risks which are customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Property, including but not limited to, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Tenant may deem appropriate or necessary.

         To the extent Tenant keeps such insurance coverage, all policy or policies of insurance shall permit release of liability as provided herein and/or waiver of subrogation as to Landlord. Tenant waives, releases and discharges Landlord, Landlord's lenders and its agents, employees and contractors, from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property or business, and loss of use thereof occasioned by fire or other casualty, or by any cause whatsoever, including, without limitation, damage caused by the negligence or fault of Landlord, its agents, employees, contractors, and Tenant agrees to look to its insurance coverage only (or if Tenant does not elect to carry such coverage, then to Tenant's own funds) in the event of such loss.

         11.3 LANDLORD'S LIABILITY INSURANCE OBLIGATIONS.

         Landlord shall maintain commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Property, such insurance to afford protection to Landlord, its lenders and agents in amounts deemed reasonably to be appropriate by Landlord. Premiums paid for insurance under this section shall be included in Operating Expenses.

         11.4 TENANT'S LIABILITY INSURANCE OBLIGATIONS.

         Tenant shall, at Tenant's sole cost and expense, maintain commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, with combined single limits of not less than Three Million and No/100 Dollars ($3,000,000.00). Tenant agrees to include contractual liability coverage in such policy insuring Tenant's indemnification obligations under this Lease. Any such coverage shall be deemed primary to any liability coverage secured by Landlord.

         11.5 TENANT'S MISCELLANEOUS INSURANCE OBLIGATIONS.

         All policies of commercial general liability insurance shall be written by companies reasonably satisfactory to Landlord, naming Landlord, Landlord's lenders and agents as additional insureds thereunder. All policies, or a memorandum or certificate of such insurance, shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid. At such time as insurance limits required of tenants in office buildings in the area in which the Property is located are generally increased to greater amounts, Landlord shall have the right to require such greater limits as may then be customary. All insurance policies required of Tenant shall be written on an occurrence basis (not a claims made basis) so that they afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. All insurance policies required of Tenant shall require thirty (30) days written notice by the insurer to Landlord prior to cancellation.

         11.6 TENANT'S INDEMNIFICATION OF LANDLORD.

         Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord, Landlord's lenders and managing agent, against, and hold Landlord, Landlord's lenders and managing agent free and harmless from, Claims arising from (a) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease, (b) from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, and (c) from any accident, injury or damage in or about the Premises and Property to the extent caused by Tenant, its agents, contractors, servants, employees or licensees.

         11.7 MUTUAL WAIVERS.

         Tenant waives, releases and discharges Landlord, Landlord's lenders and its agents, employees and contractors, from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property or business, and loss of use thereof occasioned by fire or other casualty, or by any cause whatsoever, including, without limitation, damage caused by the negligence or fault of Landlord, its agents, employees, contractors, and Tenant agrees to look to its insurance coverage only (or if Tenant does not elect to carry such coverage, then to Tenant's own funds) in the event of such loss. Landlord waives, releases and discharges Tenant, Tenant's lenders and its agents, employees and contractors, from all claims or demands whatsoever which Landlord may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property or business, and loss of use thereof occasioned by fire or other casualty, or by any cause whatsoever, including, without limitation, damage caused by the negligence or fault of Tenant, its agents, employees, contractors, and Landlord agrees to look to its insurance coverage only (or if Landlord does not elect to carry such coverage, then to Landlord's own funds) in the event of such loss. This paragraph shall apply especially but not exclusively, to damage caused by the flooding of basements or other subsurface areas and by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures and shall apply regardless whether any such damage results from an Act of God, the act or omission of other tenants or occupants of the Property or any other persons. Both Landlord and Tenant shall require to be included in all property insurance policies a waiver of subrogation by the insurance carrier and each party shall provide to its insurance carrier any notice required to make such waiver of subrogation effective.

         11.8 LANDLORD'S DEDUCTIBLE.

         Provisions herein to the contrary notwithstanding, in the event any damage to the Property results from any act or omission of Tenant, its agents, employees or invitees, and all or any portion of the cost to repair the damage falls within the deductible under Landlord's insurance policy, Tenant shall pay to Landlord the amount of such deductible (not to exceed $5,000 per event) as Additional Rent.

         11.9 TENANT'S PROPERTY.

         All machinery, equipment, furniture, fixtures and personal property of Tenant, including all property under the care, custody and control of Tenant, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, claims arising in connection with such property.

         11.10 INCREASE IN INSURANCE.

         Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or adversely affect in any other way any fire or other insurance policy upon the Property or any of its contents, or cause a cancellation of any insurance policy covering the Property or any of its contents. Notwithstanding anything to the contrary contained herein, Tenant shall promptly, upon demand, reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this section, it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy.

         11.11 TENANT'S FAILURE TO INSURE.

         In the event Tenant fails to provide Landlord with evidence of insurance required under Section 11.4 and Section 11.5, Landlord may but shall not be obligated to, without further demand upon Tenant and without waiving or releasing Tenant from any obligation contained in this Lease, effect such insurance. In such event, Tenant agrees to repay, upon demand, all sums incurred by Landlord in effecting such insurance. All such sums shall become Additional Rent hereunder, but no such payment by Landlord shall relieve Tenant from any default under this Lease.

                                   ARTICLE 12
                              DAMAGE OR DESTRUCTION

         12.1 TENANTABLE WITHIN 180 DAYS.

         If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, then Landlord shall repair and restore the Property and the Premises to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred eighty (180) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within forty-five (45) days from the date of such damage or destruction. In such case, this Lease shall remain in full force and effect, but Rent for the period during which the Premises are untenantable shall be abated prorata, based upon the portion of the Premises which is untenantable; provided, however, if 40% or more of the Premises is untenantable and Tenant discontinues use of all of the Premises, the Rent shall be totally abated until the restoration is complete. If Landlord is required to repair the Premises as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

         12.2 NOT TENANTABLE WITHIN 180 DAYS.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, then either party, by notice in writing to the other sent within forty-five (45) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         12.3 PROPERTY SUBSTANTIALLY DAMAGED.

         In the event that more than fifty percent (50%) of the value of the Property is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred eighty
(180) days thereafter, then at Landlord's option, by written notice to Tenant sent within forty-five (45) days from the date of such damage or destruction, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant.

         12.4 UNINSURED CASUALTY OR UNAVAILABLE INSURANCE PROCEEDS.

         If fire or other casualty shall render any portion of the Premises or any material portion of the Property untenantable and the insurance proceeds and deductible amount are not sufficient to make such repair or if Landlord's lender requires all or a portion of the proceeds to be applied to the outstanding balance due under the loan, then Landlord may, by notice to Tenant sent within forty-five (45) days from the date of such damages or destruction, terminate this Lease effective upon a date within forty-five (45) days from the date of such notice.

         12.5 DEDUCTIBLE PAYMENTS.

         If the Premises or the Property is damaged, and such damage is of the type insured against under the casualty insurance maintained by Landlord hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage was due to an act or omission of Tenant, Tenant shall pay Landlord the entire amount of the deductible under Landlord's insurance policies (not to exceed $5,000.00) as Additional Rent.

         12.6 LANDLORD'S REPAIR OBLIGATIONS.

         In the event (a) fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein, (b) more than fifty percent (50%) of the value of the Property is damaged or destroyed by fire or other casualty, and Landlord does not terminate this Lease pursuant to its option granted herein or (c) fifty percent (50%) or less of the value of the Property is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then in any such event Landlord shall repair and restore the Premises and the Property to as near their condition prior to the fire or other casualty as is reasonably possible with a due diligence and speed (subject to delays for causes beyond Landlord's reasonable control) and the Rent for the period during which the Premises are untenantable shall be abated prorata, based upon the portion of the Premises which is untenantable; provided, however, if 40% or more of the Premises is untenantable and Tenant discontinues use of all of the Premises, the Rent shall be totally abated until the restoration is complete. In no event shall Landlord be obligated to repair or restore any Tenant Improvements or special equipment or improvements installed by Tenant at Tenant's expense.

         12.7 RENT APPORTIONMENT.

         In the event of a termination of this Lease pursuant to this Article 12, Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

         12.8 ADDITIONAL TENANT TERMINATION RIGHT.

         If either (i) Landlord undertakes to repair the Premises pursuant to
Section 12.1 above and fails to achieve such repair and restoration within one hundred eighty (180) days of the date of such casualty, as such date may be extended for force majeure delays, or (ii) neither Landlord nor Tenant elects to terminate this Lease and Landlord undertakes the repair and restoration of the Premises pursuant to Section 12.2 above and fails to achieve such repair and restoration within thirty (30) days following the expiration of the estimated repair period set forth in Landlord's notice, as such date may be extended for force majeure delays, then, in either such event, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the expiration of the applicable time period. If Tenant does not exercise its termination right within such thirty (30) day period, Landlord shall continue to repair and restore the Premises as required herein and Tenant shall have no further rights to terminate this Lease.

                                   ARTICLE 13
                                 EMINENT DOMAIN

         13.1 TERMINATION OF LEASE.

         If the whole or any substantial part of the Premises is taken by any public authority under the power of eminent domain or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then this Lease shall terminate as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid Rent. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Property is taken by public authority under the power of eminent domain then at Landlord's option by written notice to Tenant, mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety
(90) days from the date of such notice to Tenant.

         13.2 LANDLORD'S REPAIR OBLIGATIONS.

         In the event this Lease is not terminated pursuant to Section 13.1, Landlord shall, at its sole cost and expense, restore the Premises and Property to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking. In addition, Tenant's Prorata Share of Excess Property Taxes and Tenant's Prorata Share of Excess Operating Expenses for the same period shall be adjusted in accordance with Section 4.7 after due consideration of the rentable square footage of the Premises after the date of delivery of possession pursuant to such proceedings compared to the rentable square footage of the Building after the date of delivery of possession pursuant to such proceedings.

         13.3 TENANT'S PARTICIPATION.

         All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided however, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold.

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING

         14.1 RESTRICTION ON TRANSFERS.

         Except as provided in Section 14.3 below, Tenant shall not assign, mortgage, pledge, transfer, sublease or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof ("Transfer"), without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed reasonable in withholding such consent based on any of the following factors: (i) in Landlord's reasonable judgment, the character, reputation or business of the proposed assignee or subtenant is inconsistent with the desired tenant mix or the quality of the other tenancies in the Building; (ii) the financial condition of the proposed assignee is not equal to or better than the financial condition of tenant; (iii) the proposed assignee or subtenant intends to make a use which is not in keeping with the first-class nature of the Building or which will violate an exclusive use right granted by Landlord to another tenant of the Building; (iv) the proposed assignee or subtenant is an existing tenant of the Building for whom Landlord has space available (on the date the existing tenant desires to expand) in the Building and desires a length of term which Landlord is willing to provide; or (v) the proposed assignee or subtenant is a potential candidate for space in the Building who has asked for and received a bona fide proposal from Landlord with respect to other space which Landlord currently has available in the Building and which would be adequate to satisfy the requirements of the potential assignee or subtenant (disregarding any difference in rental rate between Landlord's Space and Tenant's Sublease Space) and such candidate desires the space for a length of term which Landlord is willing to provide. Notwithstanding anything to the contrary set forth hereinabove, if Tenant has notified Landlord that it desires to expand the Premises by 50% or more and Landlord has been unable to satisfy Tenant's expansion requirement either by providing such additional space in the Building or by providing the entire requirement in another building in the immediate vicinity owned by Opus South Corporation or one of its affiliates and, as a result, Tenant desires to sublease or assign the Premises so that it can relocate to another building, then, in that event, Landlord shall not be deemed reasonable in withholding its consent based on either item (iv) or item (v) above. No Transfer shall release Tenant from its liability under this Lease.

         14.2 DEFINITION OF ASSIGNMENT.

         For the purposes of this Lease, an "assignment" prohibited by this
Section 9 shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the partners thereof, or the dissolution of the partnership; or, if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one constituent member to any other constituent member, or to any third party; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant. This paragraph shall not apply if the stock of Tenant is publicly traded on a national stock exchange or over-the-counter.

         14.3 AFFILIATE AND TRANSFER ASSIGNMENT RIGHTS.

         Notwithstanding anything to the contrary set forth in Section 14.1 above, Tenant shall have the right to assign this Lease or sublease all or any portion of the Premises to any entity which is wholly-owned by Tenant or is owned by the same parent entity as Tenant or which owns all of Tenant, but Tenant shall not be released from any of its obligations under this Lease following any such assignment or sublease. In addition, in the event that all or substantially all of the assets of Tenant are acquired by another entity or all or substantially all of the stock of Tenant (or in either event a group, division, or section of Tenant's business which includes the operations conducted in the Premises) occurs and the resulting entity will have a net worth, following the asset or stock acquisition, which is equal to or greater than the net worth of Tenant immediately prior to the date of such transaction, such assignment will not require the prior written consent of Landlord. Tenant must provide Landlord written notice, at least ten (10) business days prior to any assignment which will be governed by this Section 14.3 and which Tenant believes does not require the consent of Landlord pursuant to the terms hereof.

         14.4 RECAPTURE.

         No less than thirty (30) days prior to the effective date of a proposed assignment or sublease (other than one made pursuant to Subsection 14.2, Tenant shall offer to reconvey to Landlord, as of said effective date, that portion of the Premises which Tenant is seeking to assign or sublet, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer and if Landlord accepts, the reconveyance shall be evidenced by an agreement acceptable to Landlord in form and substance. If Landlord fails to accept or reject the offer within the thirty (30) day period, Landlord shall be deemed to have rejected the offer.

         14.5 COSTS.

         Tenant agrees to pay on behalf of Landlord any and all reasonable costs actually incurred by Landlord, including reasonable attorney's fees, occasioned by such Transfer.

         14.6 PROCEEDS.

         If Landlord rejects or is deemed to have rejected Tenant's offer of reconveyance and if Landlord gives its consent to any assignment of this Lease or to any sublease, or if Tenant is otherwise permitted to make any assignment or sublease pursuant to this Lease, Tenant shall in consideration therefore, pay to Landlord, as Additional Rent 50% of any and all amounts by which the rent and any other consideration paid by the subtenant or assignee exceeds the Rent due and payable by Tenant to Landlord hereunder, net of all reasonable costs and expenses actually incurred by Tenant to procure the sublease or assignment including construction costs, brokerage costs, legal fees, design costs and concessions. With respect to a sublease of less than the entire Premises, the Rent due under this Lease shall be appropriately prorated on a per rentable square foot basis to determine any such excess amounts. Any such excess amounts shall be paid by Tenant to Landlord as and when payable by the assignee or subtenant to Tenant.

                                   ARTICLE 15
                               DEFAULTS; REMEDIES

         15.1 EVENTS OF DEFAULT.

         The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

                  15.1.1 FAILURE TO PAY BASE RENT OR ADDITIONAL RENT.

                  If Tenant fails to pay Base Rent or Additional Rent as and when due and does not cure such failure within ten (10) days following Tenant's receipt of written notice from Landlord.

                  15.1.2 FAILURE TO PERFORM.

                  If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after Tenant's receipt of written notice from Landlord; provided that if performance as required by this Lease reasonably requires more than thirty (30) days to complete, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion and accomplishes the cure within ninety (90) days. Landlord shall not be required to give such notice if Tenants failure to perform constitutes a noncurable breach of this Lease.

                  15.1.3 REPEATED DEFAULTS.

                  Notwithstanding anything to the contrary set forth in Section
15.1.2 above, in the event Tenant fails to perform any non-monetary obligations under this Lease on more than two (2) occasions in any calendar year, then any further nonmonetary failure in such calendar year shall constitute an event of default without any notice or opportunity to cure.

                  15.1.4 OTHER DEFAULTS.

                  If (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (c) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (d) substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

                  The notices required by this section are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

         15.2 REMEDIES.

         Upon the occurrence of any default by Tenant, Landlord may at any time and from time to time exercise any of the following remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy available at law or in equity.

                  15.2.1 TERMINATION OF TENANT'S RIGHT TO POSSESSION OF THE
                         PREMISES.

                  Terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such case, this Lease shall continue in full force and effect except for Tenant's right to possession. Termination of Tenant's right to possession shall not be construed as an election by Landlord to terminate this Lease and Tenant's obligations and liabilities hereunder unless and until Landlord delivers written notice to Tenant expressly exercising such right of termination.

                  15.2.2 RIGHT OF RE-ENTRY AND RELETTING.

                  Upon termination of Tenant's right to possession of the Premises, Landlord may but shall not be obligated to, re-enter the Premises and remove all persons and property from the Premises. Any property removed may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Upon such re-entry, Landlord may but shall not be obligated to, relet the Premises or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs and expenses incurred by Landlord in re-entering or reletting the Premises, including but not limited to
(a) maintaining or preserving the Premises after such default, (b) recovering possession of the Premises, removing persons and property from the Premises and storing such property, including court costs and reasonable attorneys' fees incurred in connection therewith, (c) reletting, renovating or altering the Premises, and (d) real estate commissions paid or payable in connection with reletting the Premises, said cost and expenses collectively referred to herein as "Re-entry Costs". Reletting can be for a period shorter or longer than the remaining Term. Tenant shall continue to pay Rent when due under this Lease, less the Net Rent (as hereafter defined) actually received by Landlord from reletting. Net Rent shall mean all rental actually received by Landlord from reletting less the following: (i) any indebtedness from Tenant to Landlord other than Rent, which shall be paid first, and (ii) the Reentry Costs, which shall be paid second. In the event the rental actually received by Landlord from reletting exceeds the Rent, any sum remaining will be held by Landlord and applied to future Rent under this Lease.

                  15.2.3 TERMINATION OF LEASE.

                  Terminate this Lease and all of Tenant's rights and obligations hereunder by delivery of written notice to Tenant. Such termination shall be effective upon delivery of such notice to Tenant and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord immediately upon demand, all damages incurred by Landlord by reason of Tenant's default, including without limitation (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any costs or expenses incurred in (i) maintaining or preserving the Premises after such default, (ii) recovering possession of the Premises, removing persons and property from the Premises and storing such property, including court costs and reasonable attorneys' fees incurred in connection therewith (iii) reletting, renovating or altering the Premises, and (iv) real estate commission paid or payable in connection with reletting the Premises; and
(c) an amount equal to the difference between the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) and the present worth, as of the effective date of the termination, of a fair and reasonable market rent for the Premises for the same period. For purposes of this section, present worth shall be computed by utilizing a discount rate of six percent (6%). Nothing in this section shall limit or prejudice Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless of whether such damages are greater than the amounts set forth herein.

         15.3 COSTS.

         Tenant shall reimburse and compensate Landlord upon demand, as Additional Rent, for any actual pecuniary loss incurred by Landlord in connection with, resulting from or related to any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such loss shall include all reasonable legal fees, costs and expenses incurred in the negotiation, settlement or enforcement of rights or remedies of Landlord or necessary to protect Landlord's interest under this Lease in a bankruptcy case or proceeding under Title II of the United States Code, as amended. Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and protect Landlord against, and hold Landlord free and harmless from, all Claims incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, by any third party against Tenant or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy case or proceeding under Title II of the United States Code, as amended.

         15.4 NO WAIVER.

         No failure by Landlord to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         15.5 WAIVER BY TENANT.

         Tenant hereby waives all claims resulting from Landlord's re-entry and taking possession of the Premises and removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord.

                                   ARTICLE 16
                             PROTECTION OF CREDITORS

         16.1 SUBORDINATION.

         If and only if Landlord obtains a Subordination, Non-Disturbance and Attornment Agreement in substantially the form of that attached hereto as EXHIBIT "G", this Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Property or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust or other document of like nature ("Mortgage") which now or at any time may be placed upon the Property or any portion thereof, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any reasonable instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any Mortgage. It is agreed that so long as Tenant is not in default in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease, the holder of any Mortgage shall not interfere with, hinder, molest or disturb Tenant's rights under this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises. Landlord represents and warrants that Landlord is the owner of fee title to the Property and that, except for a deed to secure debt and other security instruments in favor of Wachovia Bank of Georgia, N.A.

("Wachovia"), the Property is not currently subject to any ground leases and is not encumbered by any Mortgages. Landlord will deliver to Tenant, within thirty
(30) days following the date of this Lease, an SNDA in the agreed, attached form, executed by Wachovia.

         16.2 ATTORNMENT.

         If Landlord's interest in the Premises is acquired by any ground landlord, the holder of any Mortgage at a foreclosure sale or by any new person or entity as a result of any transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as landlord under this Lease provided such transferee expressly assumes, in writing, all obligations of Landlord accruing from and after the date of transfer. Tenant waives the protection of any statute or rule of Law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

         16.3 ESTOPPEL CERTIFICATES.

                  16.3.1 CONTENTS.

         Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Base Rent and Additional Rent and the time period covered by such payments; (d) whether or not there are then existing any breaches or defaults by Landlord known by Tenant under this Lease, and if so, specifying the same and the steps being taken to remedy the same; (e) specifying any setoffs or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other statements as required by Landlord, any lender, prospective lender, investor or purchaser. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord's request. Any such statement by Tenant may be given by Landlord to any lender, prospective lender, investor or purchaser of the Premises and may be relied upon by such party as true and correct.

                  16.3.2 FAILURE TO DELIVER.

                  If Tenant does not deliver such statement to Landlord within such ten (10) business day period, such failure shall constitute a default under this Lease entitling Landlord to pursue remedies for breach.

         16.4 MORTGAGEE PROTECTION CLAUSE.

         Tenant agrees to give the holder of any Mortgage, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such holder shall have an additional ten
(10) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such ten (10) day period, the holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE 17
                              TERMINATION OF LEASE

         17.1 SURRENDER OF PREMISES.

         At the expiration of the Term, Tenant shall surrender the Premises in the same condition as the same were in on the Commencement Date, reasonable wear and tear excepted, permitted alterations and damage by casualty or condemnation excepted, and shall surrender all keys to the Premises to Landlord's managing agent or to Landlord at the place then fixed for the payment of Base Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord at Tenant's cost and expense without further notice to or demand upon Tenant. All property of Tenant not removed on or before the last day of the Term shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove, at Tenant's cost, all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

         17.2 HOLDING OVER.

        In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred fifty percent (150%) of Landlord's then current Base Rent for the Premises according to Landlord's then current rental rate schedule for prospective tenants. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay a charge for each day of occupancy an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent (on a day basis) then currently being charged by Landlord on new leases in the Property for space similar to the Premises.

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

         18.1 NOTICES.

         All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices, demands and requests which shall be given by mail shall be deemed delivered within three (3) business days of deposit with the United States Post Office and if delivered by courier shall be deemed delivered on the next business day after the day of deposit with such courier.

         18.2 LANDLORD'S CONTINUING OBLIGATIONS.

         The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee title of the Property. In the event of any transfer or conveyance of the Property, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided such grantee assumes, in writing, all obligations of Landlord accruing from and after the date of transfer; provided that any funds in the hands of such grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee for payment to Tenant in accordance with this Lease.

         18.3 SUCCESSORS.

        The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

         18.4 CAPTIONS AND INTERPRETATION.

         The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

         18.5 RELATIONSHIP OF PARTIES.

         This Lease does not create the relationship of principal and agent, or of partnership, venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

         18.6 ENTIRE AGREEMENT.

         Any exhibits, addenda and schedules attached hereto, and the Work Letter, shall be incorporated herein as though fully set forth herein. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease Agreement together with the Exhibits contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

         18.7 SEVERABILITY.

         If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the extent permitted by Law.

         18.8 LANDLORD'S LIMITED LIABILITY.

         Tenant agrees to look solely to Landlord's equity interest in the Building (and to any insurance proceeds or condemnation awards not applied to restoration, to net proceeds of sale and to rents not used to pay Operating Expenses or debt service) for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders and if Landlord is a limited liability company, its governors, managers or members) shall never be personally liable for any personal judgment or deficiency decree or judgment against it, nor shall Tenant be entitled to reach any of the general corporate assets of Landlord, or its parent corporation or its affiliated corporations for satisfaction of any such judgment.

         18.9 SURVIVAL.

         All obligations (together with interest on money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

         18.10 ATTORNEYS' FEES.

         In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof or the enforcement of any indemnity obligation hereunder, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees, costs and expenditures fees) from the other party.

         18.11 BROKER.

         Landlord shall pay the broker(s), if any, listed in the Basic Terms, pursuant to a separate agreement between Landlord and such broker(s). Landlord and Tenant each represent and warrant to the other that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except as may be specifically set forth in the Basic Terms and agree to hold the other harmless from the failure to pay any realtors, brokers or agents (other than the Brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, brokers or agents (other than the Brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease and/or the negotiation hereof. Landlord agrees to pay all amounts due to the Brokers named in the Basic Terms as a result of this Lease.

         18.12 GOVERNING LAW.

         This Lease shall be governed by the laws of the State of Georgia. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

         18.13 TIME IS OF THE ESSENCE.

         Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         18.14 JOINT AND SEVERAL LIABILITY.

         All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         18.15 NOT USED.

         18.16 DELIVERY OF TENANT ORGANIZATION DOCUMENTS.

         In the event Tenant is an entity, Tenant shall without charge to Landlord, at any time and from time to time within ten (10) days after written request by Landlord, deliver the following instruments and documents:

                  (a) Certificate of Good Standing from the state of formation of Tenant and the State, confirming that Tenant is in good standing under the corporate laws governing formation;

                  (b) A copy of Tenant's organizational documents and any amendments or modifications thereof, certified as true and correct by an appropriate official of Tenant.

         18.17 PROVISIONS ARE COVENANTS AND CONDITIONS.

         All provisions, whether covenants or conditions, shall be deemed to be both covenants and conditions.

         18.18 BUSINESS DAYS.

         As used herein, the term "business days" shall mean any day which is not Saturday, Sunday or a legal holiday in the State.

         18.19 FORCE MAJEURE.

         If Landlord or Tenant shall be delayed or prevented from the performance of any act required hereunder (excluding, however, the payment of money) by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respect of governmental laws or regulations, or by reason of any order or direct of any legislative, administrative or judicial body, or any government department, or by reason of not being able to obtain any licenses, permissions or authorities required therefor, or other causes without fault or beyond the reasonable control of Landlord or Tenant, performance of such acts by Landlord or Tenant shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay. Such delays are sometimes referred to in this Lease as "Force Majeure."

         18.20 SUBMISSION OF LEASE.

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         18.21 NOT USED.

         18.22 USUFRUCT. The parties hereby agree that the interest granted by Landlord to Tenant under this Lease is not an interest in real estate and is not a leasehold estate but is merely a usufruct.

         18.23 SECURITY DEPOSIT. Tenant shall pay Landlord the sum of Thirty-Three Thousand Nine Hundred Seventeen and 60/100 Dollars ($33,917.60) (hereinafter referred to as "Security Deposit"), which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. The Security Deposit may be commingled by Landlord with its other funds and under no circumstances will Tenant be entitled to any interest on the Security Deposit. The Security

Deposit may be used by Landlord, at its discretion, to apply to any amount owing to Landlord hereunder, or to pay the expenses of repairing any damage to the Premises, except natural wear and tear occurring from normal use of the Premises, which exists on the day Tenant vacates the Premises, but this right shall not be construed to limit Landlord's right to recover additional sums from Tenant for damages to the Premises. In addition to any other rights available to Landlord hereunder, the Security Deposit shall be forfeited if this Lease should be terminated prior to the normal Expiration Date of the original term, or of any renewal thereof as a result of Tenant's default. If there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance thereof remaining, will be refunded to the Tenant within thirty (30) days after fulfillment by Tenant of all obligations hereunder. Upon sale or conveyance of the Building, Landlord shall transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer all liability of Landlord for the Security Deposit shall terminate. Notwithstanding anything to the contrary set forth hereinabove, if, during the first Lease Year, Tenant makes all payments of Rent in a timely manner and no event of default has occurred during such first Lease Year, Landlord agrees to apply the Security Deposit as a credit to the first monthly installment of Rent due during the second Lease Year.

         18.24 SPECIAL STIPULATIONS. The Special Stipulations attached hereto as EXHIBIT E form a part of this Lease and are hereby incorporated by this reference. In the event of any conflict between the Special Stipulations and the remaining provisions of this Lease, to the Special Stipulations shall control.

         Landlord and Tenant have signed this Lease on the dates specified adjacent to their signatures below.

Dated:            3/17/99                      LANDLORD:
      ------------------------------

                                               Opus South Corporation, a
                                               Florida corporation

                                               By:      /s/ NEIL RAUENHORST
                                                  --------------------------
                                               Name:    NEIL RAUENHORST
                                                     -----------------------
                                               Title:   PRESIDENT & CEO
                                                     -----------------------


Dated:            3/15/99                      TENANT:
      ------------------------------
                                               NetB@nk, Inc., a
                                               Georgia corporation

                                               By:      /s/ D. R. GRIMES
                                                  --------------------------
                                               Name:    D. R. GRIMES
                                                    ------------------------
                                               Title:   CEO
                                                     -----------------------

                                               By:      /s/ ROBERT E. BOWERS
                                                  --------------------------
                                               Name:    ROBERT E. BOWERS
                                                    ------------------------
                                               Title:   CFO
                                                              --------------

                                   EXHIBIT "A"
                            LEGAL DESCRIPTION OF LAND


All that tract or parcel of land lying and being in Land Lots 858 and 906, 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia, being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the northwesterly right-of-way of North Point Parkway, having a 120 foot right-of-way and the easterly right-of-way of Kimball Bridge Road, having a varying right-of-way; thence, run northwesterly, along the northwesterly right-of-way of North Point Parkway right-of-way in a generally northeasterly direction, a distance of 1,991.27 feet to a point located at the intersection of the northwesterly right-of-way of North Point Parkway and the northeasterly right-of-way of Great Oaks Way, having a varying right-of-way, which point is THE TRUE POINT OF BEGINNING. FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, and leaving the northwesterly right-of-way of North Point Parkway, run in a generally northwesterly direction along the northeasterly right-of-way of said proposed Great Oaks Way, the following courses and distances: South 77 degrees 39 minutes 14 seconds West, a distance of 28.28 feet to a point; North 57 degrees 20 minutes 46 seconds West, a distance of 42.66 feet to a point; along an arc of curve to the right, having a radius of 391.74 feet, an arc distance of 66.71 feet (said arc being subtended by a chord bearing North 52 degrees 28 minutes 05 seconds West, a chord distance of 66.63 feet) to a point; along an arc of curve to the right, having a radius of 101.00 feet, an arc distance of 8.55 feet (said arc being subtended by a chord bearing North 50 degrees 00 minutes 58 seconds West, a chord distance of 8.55 feet) to a point; along an arc of curve to the right, having a radius of 392.87 feet, an arc distance of 44.80 feet (said arc being subtended by a chord bearing North 49 degrees 10 minutes 32 seconds West, a chord distance of 44.78 feet) to a point; along an arc of curve to the right, having a radius of 396.67 feet, an arc distance of 60.21 feet (said arc being subtended by a chord bearing North 41 degrees 33 minutes 37 seconds West, a chord distance of 60.15 feet) to a point; along an arc of curve to the right, having a radius of 79.00 feet, an arc distance of 10. 14 feet (said arc being subtended by a chord bearing North 33 degrees 32 minutes 08 seconds West, a chord distance of 10.13 feet) to a point; along an arc of curve to the right, having a radius of 403.74 feet, an arc distance of 22.05 feet (said arc being subtended by a chord bearing North 28 degrees 17 minutes 42 seconds West, a chord distance of 22.05 feet) to a point; North 26 degrees 43 minutes 49 seconds West a distance of 301.99 feet to a point; along an arc of curve to the left, having a radius of 477.74 feet, an arc distance of 208.16 feet (said arc being subtended by a chord bearing North 39 degrees 12 minutes 46 seconds West, a chord distance of 206.52 feet) to a point; North 51 degrees 41 minutes 43 seconds West a distance of 78.93 feet to a point; thence, leaving said proposed right-of-way of Great Oaks Way, run thence North 34 degrees 04 minutes 23 seconds East a distance of 48.00 feet to a point; thence run North 71 degrees 45 minutes 16 seconds East, a distance of 606.66 feet to a point; thence run South 53 degrees 27 minutes 36 seconds East, a distance of 614.17 feet to a point located on the northwesterly right-of-way of the aforementioned North Point Parkway, thence run in a generally southwesterly direction along said northwesterly right-of-way of North Point Parkway the following courses and distances; South 61 degrees 06 minutes 35 seconds West, a distance of 148.92 feet to a point; along an arc of curve to the left, having a radius of 1,014.93 feet, an arc distance of 504.06 feet (said arc being subtended by a chord bearing South 46 degrees 52 minutes 54 seconds West, a chord distance of 498.90 feet) to a point; South 32 degrees 39 minutes 14 seconds West a distance of 112.74 feet to a point, and THE TRUE POINT OF BEGINNING.

The above described property contains 10.925 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Survey for Wachovia Bank of Georgia , N.A., Opus South Corporation and Chicago Title Insurance Company dated September 24, 1997, prepared by Engineering & Inspection Systems, Inc., John E. Norton, Registered Land Surveyor No. 1848, which survey is incorporated herein by reference.

                                   EXHIBIT "B"
                                   FLOOR PLAN

                                [To Be Attached]

                                   EXHIBIT "C"
                              RULES AND REGULATIONS


1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Premises, shall be installed at Tenant's sole cost and expense, and in such manner, character and style as Landlord may approve in writing. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2. No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior of the Building or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3. Tenant, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would Interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building.

5. Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant's use. Tenant shall keep corridor doors closed.

6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7. No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, maintenance, repair or similar work in the Premises without the written consent of Landlord, which shall not be unreasonably withheld or delayed.

8. In no event shall Tenant bring into the Building inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of Intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease.

9. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and Building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or, require additional insurance coverage.

10. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11. The Premises shall not be used for cooking (except normal break room use such as coffee machines and microwave ovens for warming, but in no event shall any open flame or electric element cooking take place), lodging, sleeping or for any immoral or illegal purpose.

12. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

13. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant. The Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

14. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred for or in connection with the removal of such carpeting and adhesive, and any related repairs which may be necessary as a result thereof, to Tenant.

15. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

16. No electric circuits for any purpose shall be brought into the Premises without Landlord's permission specifying the manner in which some may be done.

17. No bicycle or other vehicle, and no dog (except seeing eye dogs) or other animal shall be allowed in offices, halls, corridors, or elsewhere in the Building.

18. Tenant shall not throw anything out of the door or windows, or down any passageways or elevator shafts.

19. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Unless caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

20. All safes, equipment or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord and Landlord shall in all cases have the right to specify the proper position of any such safe equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants or occupants of said Building. Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

21. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

22. Vending machines (other than those in break rooms which are exclusively for the use of Tenant's employees and guests) shall not be installed without permission of the Landlord.

23. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, employees, clerks, servants, contractors and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that It shall mean Landlord's assigns, agents, employees, clerks, servants, contractors and visitors.

24. Landlord shall have the right to enter upon the Premises upon reasonable prior notice (except in emergencies) at all reasonable hours for the purpose of inspecting the same.

25. Landlord shall have the right to enter the Premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the one hundred eighty (180) day period prior to the expiration of this Lease and at any time while an uncured event of default exists under this Lease.

26. Tenant, its agents, servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked In a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked on an overnight basis for any extended period of time.

27. At all times the Property shall be in charge of Landlord's employee in charge and (a) persons may enter the Property only in accordance with Landlord's regulations, (b) persons entering or departing from the Property may be questioned as to their business in the Property, and the right is reserved to require the use of an Identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Property, and (c) all entries into and departures from the Property will take place through such one or more entrances as Landlord shall from time to time designated provided; however, anything herein to the contrary notwithstanding. Landlord shall not be liable for any lack of security in respect to the Property whatsoever. Landlord will normally not enforce clauses (a), (b) and (c) above from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 2:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time and from time to time at its sole discretion. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Property during the continuance of the same by closing and locking the doors or otherwise for the safety of the tenants or the protection of the Property and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Property of any person.

28. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Property is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

29. Landlord reserves the right, upon reasonable prior notice to Tenant, at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper in Landlord's judgment, for its best interest or for the best interest of the tenants of the Property.

                                   EXHIBIT "D"
                                   WORK LETTER


1. Landlord shall construct, or cause to be constructed in the Premises, in accordance with all applicable laws, rules, regulations and ordinances (including ADA, as it currently exists and as currently interpreted by local building code requirements), the improvements (the "Tenant's Work") described in and shown on the Plans (hereinafter defined). Landlord shall cause a preliminary layout to be prepared with Tenant's cooperation and for Tenant's approval. Upon approval of the layout, Landlord shall prepare, or cause to be prepared, working drawings for the construction of the standard building items and improvements, adequate in detail to perform the Tenant's Work and shall have mechanical (sprinkler, air conditioning, heating, electrical and plumbing) drawings prepared by Landlord's mechanical engineer covering mechanical elements of the Tenant's Work (together with the preliminary layout, the drawings are referred to as the "Plans"). The Plans (and any modifications thereof) shall comply with all governmental standards, regulations and requirements and shall be subject to Tenant's approval (which approval shall not be unreasonably withheld). Tenant shall not unreasonably withhold its approval of the Plans or any part thereof.

2. Prior to commencing Tenant's Work Landlord or Landlord's agent shall submit to Tenant a written estimate of the Cost of Tenant's Work. Prior to submitting such estimate to Tenant, Landlord will submit the Plans to Kinzey Construction Co. ("Kinzey") and will ask Kinzey to submit a bid for the performance of Tenant's Work. If Kinzey submits a conforming bid which is lower than the price at which Landlord will construct Tenant's Work, Landlord will select Kinzey to perform Tenant's Work and will enter into a construction contract with Kinzey. In that event, Kinzey shall be obligated to obtain insurance reasonably satisfactory to Landlord and to comply with all other reasonable construction rules and regulations promulgated by Landlord for contractors performing work in the Building, If Kinzey is selected, the amount set forth in Kinzey's bid will be the amount included in the written estimate of the Cost of Tenant's Work. If Tenant shall fail either (i) to approve said estimate within five (5) business days from the receipt thereof, or (ii) provide change requests to the Plans within five (5) business days from receipt thereof which will reduce the Cost of Tenant's Work to an amount acceptable to Tenant, then the time between the expiration of such five (5) business day period and the date Tenant takes either such action shall be a Tenant Delay. If Tenant desires any changes in the Plans after having approved the initial Plans and cost estimate, Tenant shall be required to sign such field order changes requested by Landlord or Landlord's contractors or agents to evidence any such change desired by Tenant. Tenant acknowledges Tenant shall be responsible for any and all costs associated with any such change in the Plans. Any other work desired by Tenant, such as furniture, fixturing and telecommunications and computer cabling ("Additional Work"), shall be performed by Tenant at Tenant's sole expense using contractors and pursuant to planning approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

3. (a) In addition to constructing Tenant's Work as described in this Work Letter, Landlord will also, at Landlord's expense (and not out of the Improvement Allowance), provide certain basic improvements in the Premises as described on "EXHIBIT D-1" attached hereto and made a part hereof.

     (b) The Improvement Allowance described in Section 2.3 of the Lease shall be applied toward all design costs and all costs of obtaining materials and constructing the Tenant's Work ("Cost of Tenant's Work"), such costs to include, without limitation, the cost of preparing the Plans, the cost of any changes to the Plans and any costs necessary to file the Plans with, and obtain the necessary permits and approvals of, any governmental authority having jurisdiction thereof. If the Improvement Allowance is not totally exhausted in paying the Cost of Tenant's Work, the excess shall be promptly paid to Tenant.

     (c) If the Cost of Tenant's Work exceeds the Improvement Allowance, the amount of such excess ("Cost Differential") shall be paid by Tenant to Landlord as provided in Section 2.3 of the Lease.

4. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter the Premises prior to the Commencement Date of the term of the Lease in order that Tenant may do Additional Work required by Tenant to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to such Commencement Date, such permission is conditioned upon Tenant and its agents, contractors, employees and invitees working in harmony and not interfering with Landlord and its agents, contractors and employees in doing Tenant's Work and the Work for other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon 24 hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay the rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Commencement Date of the term of the Lease, the same being at Tenant's sole risk.

5. The Premises shall be deemed substantially completed ("Substantial Completion") on the date Landlord substantially completes Tenant's Work in accordance with the Plans and obtains a certificate of occupancy for the Premises. If Tenant's Substantial Completion of the Premises by Landlord is delayed due to any act or omission of Tenant or Tenant's representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any drawings or estimates or in giving any authorization or approval or as a result of Tenant's request for materials that are not available by the time necessary to allow Landlord to complete Tenant's Work by the targeted Delivery Date, ("Tenant Delay"), Landlord will be deemed to have achieved Substantial Completion of the Premises on the date when they would have been ready but for such Tenant Delay. Within five (5) business days following Landlord's notice to Tenant that Substantial Completion has been achieved, Tenant's authorized representative (______________) and Landlord's authorized representative shall conduct a walk-through inspection of the Premises and shall prepare a list of incomplete or defective items of Tenant's Work ("Punchlist"). Landlord shall cause the

Punchlist items to be completed or corrected as soon as reasonably possible and, in any event within thirty (30) days of the Commencement Date.

                                  EXHIBIT "D-1"

                             BASE BUILDING CONDITION

     1. STRUCTURE: The Building structure will be designed for a maximum floor live load of 100 lb. per square foot for all tenant areas. Live structural loads include all Tenant added weight to be supported by the Building structure including walls, doors, furniture, equipment and people.

     2. BUILDING SHELL: The Building shell will include a completely finished Entrance Lobby front and rear on the ground floor. Each floor shall include two sets of restrooms with ADA compliant drinking fountains and an elevator lobby. Perimeter and interior columns are wrapped in sheetrock, taped, finished, sanded and ready for paint. The perimeter knee wall below the windowsill is framed and ready for sheetrock. The first floor also includes a completed exit corridor as required by Life Safety Codes. Finishes in the corridor include vinyl wall covering, vinyl base and carpet. Each floor will also have electrical/telephone, janitorial and mechanical rooms, and four stairwells. The rest room facilities on each floor of the premises will have granite lavatory tops, vitreous china lavatories, and enclosed water closets for women plus urinals and enclosed water closets for men. Facilities are ADA compliant. Ceramic tile will be placed on restroom floors and walls. The exit stairwells will be finished with vinyl wall covering, rubber stair treads and landings in order to promote circulation between floors.

     3. FLOORS: A concrete floor will be installed with a smooth trowel finish for installation of glued-down carpet. The floor will be poured level and finished in accordance with current ACI Standard Specifications 117.

     4. LIFE SAFETY SYSTEM: A life safety system will be installed in accordance with the more stringent of applicable national, state and local codes or the Americans with Disabilities Act Regulation throughout the Building, including all corridors and stairwells. It shall consist of fire sprinklers, fire alarm system, elevator recall, emergency lighting, and exit signs as required by applicable codes per Building plans and specifications. The sprinkler system will have an approved water flow alarm connection and tamper-proof detection device connected to a central station. It will include all distribution of mains, laterals, and heads per sprinkler subcontractor approved shop drawings. Sprinkler heads shall be of the "semi-recessed" type.

     5. DEMISING WALLS: Slab-to-slab sheetrock on each side of the demising/party walls with sound batt insulation from finished floor to deck above. Minimum fire rating: 1 hour. Each wall shall be taped, spackled, sanded, prime-painted and ready to receive finish material. Demising wall cost is shared between tenants. Corridor walls are as described in and will be installed as described in the Building Plans and Specifications. In the case of demising walls between tenants, one-half of the wall is a tenant cost.

     6. CORRIDOR WALLS: Fire rated public exit corridors will be installed where required by local codes. Public side of the corridor walls will receive vinyl wall covering. The tenant side of the corridor will be taped, finished and ready for paint. Painting of the tenant side of corridors is a tenant cost. Interior tenant partitions shall consist of 3 5/8" metal studs with one layer of 5/8" gypsum board on each side, taped, floated, sanded and ready for paint. Paint shall consist of two coats of flat latex paint. Cost of corridor not shown on Building Plans and Specifications and necessary for tenant's layout, is a tenant cost. Interior tenant walls are a tenant cost.

     7. CEILING GRID AND TILE: Tenant areas will have a 2x2 ceiling grid in place with the ceiling tile stacked on the floor. Ceiling tile shall be fine-textured and non-directional with a reveal edge, equivalent to Armstrong-Minatone and will have an average noise reduction coefficient of .55. Tile will be stacked in boxes in the tenant areas for installation as a tenant cost.

     8. DOORS: Tenant Entry doors are solid core mahogany doors 3' x 8'10" tall. Interior doors are solid core, mahogany veneer with stained finish, 3' x 8'4".
Frames: Knock down steel frames. Hardware: Standard door hardware is Schlage mortised latchsets with bright chrome finish. Each door shall be hung on two pair of hinges with similar finish. Entry and interior tenant doors are a tenant cost.

     9. CARPET: Carpeting will be installed in elevator lobbies and in common corridors shown on base Building plans. Carpet in above areas will be direct, glue down and have a weight of 34 ounce per square yard. Vinyl base equal to Roppe will be installed in all carpeted areas. Building standard carpet in tenant areas shall be purchased and installed at an allowance of $12.00 per square yard as a tenant cost.

     10. WINDOW TREATMENT: Provide and install window treatment on the exterior windows. Landlord will supply thin-lined, 1" horizontal blinds equal to Bali-Graber quality.

     11. LIGHT FIXTURES: Building standard lighting to provide a minimum of 50 foot-candles maintained at desk level throughout the Premises. Modern fluorescent lighting fixtures, based on one fixture per 80 usable square feet. The light fixtures will be 2' by 4', three lamp fixtures. Recessed parabolic fixtures will be provided which contain eight cell parabolic lens, and minimum three inch baffle depth. Lamps are to be of the T-8, 3500 degree Kelvin energy saving type. Ballasts shall also be energy efficient, electronic type. Connecting whips are attached to the fixtures. These fixtures with attachment whips are stacked on the floor as part of the base Building. Installation of 2 x 4 fluorescent fixtures is a tenant cost.

     12. TELEPHONE SERVICE: Telephone service will be provided by the local utility and brought to tenant's telephone room. Base Building will include necessary conduit/sleeves to distribute telephone service between floors. Sleeves will be provided for the installation of fiber optic cable to the main Building telephone room. Phone line construction within the tenant space is a tenant cost.

     13. PLUMBING: All sinks and special plumbing is a tenant cost.

     14. FIRE AND EMERGENCY PROTECTION: Installation of all emergency lighting systems, exit signage and fire extinguishers within a tenant's space as required by local, state, and federal codes and ordinances is a tenant cost. Minor relocation of base Building sprinklers may become necessary based upon tenant layout and would be a tenant cost.

     15. HVAC: The Building is conditioned utilizing a Trane "Self Contained, Water Cooled, Packaged System" consisting of two units per floor, perimeter slot diffusers fed by fan powered units with strip heat and interior zones served by VAV boxes are installed in the Building. All interior low-pressure supplies downstream of VAV's and special returns are tenant costs. There are 33 zones per floor at approximately 1,250 square feet per zone. Additional zones and/or special control areas may be added as a tenant cost. The location of interior thermostats and diffusers will be configured according to Tenant's final space plan and as part of tenant's cost. The testing and balancing of the tenant's Premises and additional zones for conference rooms or special computer rooms are tenant costs.

     16. MILLWORK: All millwork is a tenant cost.

     17. DESIGN: All design work as well as the cost to prepare partition, electrical, finish, reflected ceiling, mechanical and plumbing plans is a tenant cost.

     18. INTERIOR GLASS: All interior glass is a tenant cost.

     19. SECURITY: An electronically controlled card-access security system is installed in the Building. A card-access reader is installed on each entry door to the Building. Each card can be separately coded for individual employee access, and the system can be configured for several authorized access levels. If the Tenant selects the same manufacturer to provide an access-card system for its Premises, one card can be programmed to gain access to the Building as well as to the Premises. Any security system designed for leased space is a tenant cost. A closed-circuit surveillance camera system is installed in the Building. Cameras are installed at several locations on the first floor and at both entries to the covered parking deck. The monitor for this system is located at the security guard station in the main Building lobby. Security guard coverage will be after business hours, weeknights and on weekends. Guard hours are subject to change. Tenants and visitors entering and exiting the Building after hours will be asked to sign a guest registry.

                                   EXHIBIT "E"
                              SPECIAL STIPULATIONS


1. RENEWAL OPTION. Provided no Event of Default exists at the time of exercise or as of the commencement date of the Renewal Term (as defined below), Tenant shall have the right to extend the term of this Lease for five (5) years ("Renewal Term") with respect to all, but not any lesser portion of the then current Premises upon all of the following terms and conditions:

         a. Tenant must provide Landlord notice of its exercise of the option for the Renewal Term not less than nine (9) full months prior to the expiration date of the Initial Term.

         b. The Base Rent for each Lease Year of the Renewal Term shall be as follows:



                  Lease Year 1              $23.36
                  Lease Year 2              $23.83
                  Lease Year 3              $24.30
                  Lease Year 4              $24.79
                  Lease Year 5              $25.29



         c. During the Renewal Term Tenant shall continue to pay Tenant's Prorata Share of Excess Operating Expenses as provided in the Lease, and the Base Year shall remain the same.

         d. Except for Base Rent at the new rate determined pursuant to subsection b. above, all of the terms and conditions of the Lease shall remain the same and shall remain in full force and effect throughout the Renewal Term; provided, however, that any free rent, improvement allowances, moving allowances, lease assumption payments, plan design allowances (or payments) or other similar concessions provided for in the Initial Term of the Lease shall not apply during the Renewal Term.

2. RIGHT OF FIRST REFUSAL. Provided no Event of Default then exists under this Lease and subject and subordinate to all expansion rights of MCI, Tenant shall have a continuing right of first refusal ("Refusal Right") to lease that certain space consisting of approximately 10,348 rentable square feet located as shown on EXHIBIT "B" ("REFUSAL SPACE").

         a. If Landlord receives any bona-fide offer for any portion of the Refusal Space and Landlord is willing to accept to such bona fide offer, Landlord shall provide written notice to Tenant ("Refusal Notice"). The Refusal Notice shall specify the material terms and conditions on which Landlord is willing to lease the applicable portion of the Refusal Space to the third party who has made the offer. Tenant shall have ten (10) days following its receipt of any Refusal Notice to notify Landlord, in writing, that Tenant elects to lease all of the portion of the Refusal Space specified in the Refusal Notice. If Tenant fails to respond within such ten (10) day period, Tenant's Refusal Right shall be deemed waived with respect to the Refusal Space specified in the Refusal Notice and Landlord shall be free to lease the applicable portion of the Refusal Space to the third party who made the bona-fide offer. If Landlord does not enter into a lease with such third party or if such third party's lease is terminated or expires (without being renewed), Tenant shall once again be entitled to the Refusal Right prior to Landlord leasing the applicable portion of the Refusal Space to a third party.

         b. If Tenant exercises his Refusal Right, the commencement date with respect to the Refusal Space ("Refusal Space Commencement Date") shall be the earlier of (i) sixty (60) days after Landlord delivers the applicable Refusal Space to Tenant or,
                  (ii) the date on which Tenant begins conducting business in all or any portion of the Refusal Space. The Term of the Lease with respect to the Refusal Space shall be coterminus with the Term with respect to the remainder of the Premises; provided, however, if the remainder of the Term from the Refusal Space Commencement Date to the expiration of the Initial Term is less than three (3) years, Tenant may only exercise this Refusal Right by simultaneously extending the Term of the Lease with respect to the original Premises so that there are at least three (3) full years remaining in the Term of the Lease with respect to all of the Premises including the Refusal Space. If Tenant exercises this right to extend the Term for less than all of the Renewal Term, the Renewal Term shall be reduced to the period of time remaining after expiration of the initial Term, as so extended.

         c. The terms and conditions applicable to the Refusal Space shall be those set forth in the Refusal Notice; provided, however, if the terms set forth in the Refusal Notice include improvement allowances or other financial concessions and the term proposed in the Refusal Notice is in excess of the remainder of the Term of the Lease (as it may be extended pursuant to paragraph 2(b) above), all such improvement allowances or other financial concessions shall be reduced to an amount determined by multiplying the applicable improvement allowance or financial concession by a fraction, the numerator of which is the number of months remaining in the Term of the Lease (as it may have been extended) and the denominator of which is the total number of months in the term described in the Refusal Notice. Except as provided above in this Section 2, and except for the terms and conditions set forth in the Refusal Notice, the Refusal Space shall be added to the Premises on all the terms and conditions set forth in this Lease.

3. SATELLITE DISH/TELECOMMUNICATIONS. In addition to the other rights granted by this Agreement, Tenant shall have the non-exclusive right but not the obligation, for the duration of the Lease Term to install, maintain and operate not more than two (2) microwave and satellite dishes/antennas (not in excess of 1' in diameter), mounted on a non-penetrating structure, and related plenum-routed cabling (collectively, the "Antennas") on the Building's roof (the "Roof"). The location for any Antennas shall be designated by Landlord. Tenant must obtain the prior approval of Landlord for the exact design and specifications of the Antennas and of the plans for the installation (including screening) of the Antennas, which approval shall not be unreasonably withheld or delayed. All costs of installation, maintenance and removal and any required repairs to the Building due to such removal (if required by Landlord, in its sole discretion, upon expiration or termination of this Lease) shall be paid by Tenant. Tenant may only enter the Roof to install or maintain the Antennas with the accompaniment of a Building engineer. Tenant's Antennas may not interfere with the operation of any other telecommunication equipment installed on the Roof by Landlord, its other tenants or its licensees. Tenant hereby indemnifies Landlord from all claims, damages, costs and expenses arising out of the installation, maintenance, use or removal of the Antennas by Tenant. Landlord reserves the right to require Tenant to relocate the Antennas temporarily if necessary in connection with repairs, replacement, alterations or improvements to the roof. Notwithstanding anything to the contrary set forth hereinabove, Tenant will first explore the viability of satellite dishes placed on ground mounted pads at locations designated by Landlord. If such ground mounted satellite dishes adequately serve the Premises, Tenant will not install any Antennas. Tenant's obligations with respect to any ground mounted satellite dishes will be the same as Tenant's obligations with respect to the Antennas.

4. SIGNS. Building standard suite entry signs shall be installed on the doors to the Premises on each floor or adjacent to the entry to the Premises as part of Tenant's Work and the cost thereof shall be paid by Landlord and not deducted from the Improvement Allowance. Tenant shall also be entitled to a pro rata share of the entries in the Building directory at no cost to Tenant. Otherwise, Tenant shall not paint or place signs, placards, or other advertisements of any character upon the windows or inside walls of the Premises except with the consent of Landlord which consent may be withheld by Landlord in its absolute discretion. In addition, Landlord does hereby agree that Tenant shall be entitled to an entry (non-exclusive) on a monument sign at the entrance to the Building. The exact location, size, appearance, materials and design of the monument sign will be selected by Landlord. The sign will be designed by Landlord's architect. Tenant's entry on such sign shall be at Tenant's expense, which entry may include Tenant's corporate logo In the event Tenant subleases space so that there are not at least 15,000 rentable square feet in the Premises which are not subject to a sublease, the monument sign right described herein shall immediately cease and Landlord shall have the right to remove such sign at Tenant's expense. Upon the expiration or termination of the Lease, Tenant shall be responsible for removing Tenant's entry from the monument sign, and for restoring any damage to the monument resulting from such removal.

5. QUIET ENJOYMENT. So long as Tenant is not in default under the terms of this Lease, neither Landlord nor anybody claiming by, through or under Landlord shall interfere with Tenant's quiet use and enjoyment of the Premises throughout the Term (and the renewal term, if exercised).

6. DIESEL GENERATOR. Subject to the terms and conditions of this special stipulation No. 6, Landlord hereby agrees to allow Tenant to install a diesel powered back-up generator to serve the Premises. The location of such generator, the method of installation, the contractor used for such installation and the method of screening of any such generator shall all be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All costs and expenses in connection with the installation, operation and maintenance of such diesel generator shall be borne by Tenant. Tenant shall be obligated, at its sole expense, to remove such generator upon the expiration or termination of this Lease. Tenant does hereby indemnify and hold Landlord from and against any and all claims, damages, costs and expenses including, without limitation, any violations of environmental laws, rules and regulations which arise out of Tenant's installation or use of such generator.

7. DELAY IN SUBSTANTIAL COMPLETION. If Landlord fails to achieve Substantial Completion of Tenant's Work (as accelerated by all Tenant Delays) on or before September 1, 1999, as such date may be extended for force majeure delays, Tenant shall have the right to terminate this Lease. Tenant may exercise this right only by written notice to Landlord on or before September 30, 1999. If Tenant exercises this right, neither party shall have any further rights, duties, liabilities or obligations under this Lease. If Tenant does not exercise this right on or before September 30, 1999, Tenant shall be deemed to have waived its right to terminate. Notwithstanding anything to the contrary set forth hereinabove, if Kinzey is selected as the contractor to perform Tenant's Work, this paragraph shall be of no force and effect whatsoever and Tenant shall have no right whatsoever to terminate this Lease if Landlord fails to achieve Substantial Completion of Tenant's Work on or before September 1, 1999.

                                   EXHIBIT "F"
                               JANITORIAL SERVICES

         Building surfaces and furnishings shall be maintained in first class condition, free of odors, spots, stains, visible soil, dust, dirt, scuff marks, and dirt/chemical build-up. Fixtures that are not in proper working order (e.g., lights, towel/towel tissue dispensers, toilets, etc.) shall receive proper maintenance. Specifically, the following services shall be provided by the
Landlord:

OFFICES

A.       DAILY
         1.       Empty wastebaskets and replace liners as needed.
         2.       Empty and damp clean ashtrays/receptacles.
         3. Dust building furnishings including desks, chairs, and bases, partitions, telephones, tables, filing cabinets, bookcases, and shelves.
         4.       Spot clean desk tops. 5. Clean counter tops.
         6.       Clean and sanitize drinking fountains.
         7.       Vacuum carpets.
         8. Spot clean carpet and spot mop any hard surface floors with spills.
         9.       Spot clean door.
         10.      Dust mop all hard surfaced floors.
         11.      Sweep all stairways.
         12.      Remove all trash and recyclable materials.
         13.      Wet wipe all tables in eating areas.

B.       WEEKLY
         1. Low dust all vertical surfaces (floor to 6') including permanent fixtures/ decorations attached to walls.
         2.       Clean entire desk tops (where possible).
         3. Remove fingerprints from doors, frames, light switches, kick and push plates, handles and telephones.
         4.       Spot clean interior window glass. 5. Wash tile floors.

C.       MONTHLY
         1.       Dust Venetian blinds.
         2.       Remove cobwebs from ceiling areas.
         3.       Dust air grilles and light fixtures.
         4.       Vacuum upholstered furniture.
         5.       Polish and buff (no wax) resilient floors.
         6. Clean carpet in high traffic areas (entrances, lobbies, lunch rooms, main traffic aisles) with dry chemical and/or extraction method.

D.       QUARTERLY
         1.       Clean inside windows and partition glass.
         2.       Polish furniture.
         3.       High dust surface above 6'.
         4. Clean carpet in moderate traffic areas (interior aisles, private offices, conference rooms) with a dry chemical and/or extraction method.
         5.       Wash exterior windows.

E.       ANNUALLY
         1. Clean carpet in light traffic areas (general office) with a dry chemical and/or extraction method.

F.       AS NECESSARY
         1.       Replace light bulbs.

LAVATORIES

A.       TWICE DAILY
         1.       Refill all dispensers.
         2.       Remove all wastepaper and refuse.

B.       NIGHTLY
         1.       Sweep floors.
         2.       Wash floors.
         3. Clean fixtures (toilet, dispensers, sinks, pipes) with disinfectant.
         4.       Clean and polish all metal and mirrors.
         5.       Clean partitions.

C.       QUARTERLY
         1.       Completely wash partitions/walls.
         2.       Machine scrub floors.

                                   EXHIBIT "G"
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


         THIS AGREEMENT made this _____________ day of ________________, 19___, among WACHOVIA BANK OF GEORGIA, N.A., a national banking association chartered pursuant to the laws of the United States of America (hereinafter referred to as "Lender"), _________________ (hereinafter referred to as "Tenant"), and ________________ (hereinafter referred to as "Landlord").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into a certain lease (hereinafter referred to as the " Lease ") dated ___________________, amended _____________________, relating to the premises described in EXHIBIT "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Premises"); and

         WHEREAS, Lender has made or has committed to make a loan to Landlord in the principal amount of $___________________ secured by a mortgage or security deed (hereinafter referred to as the "Mortgage") and an assignment of leases and rents from Landlord to Lender covering the Premises; and

         WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

         1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

         2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior Landlord except those which arose under the provisions of the Lease out of such Landlord's default and accrued after Tenant had notified Lender and given Lender the opportunity to cure same as hereinbelow provided, nor shall Lender be liable for any act or omission of any prior Landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior Landlord nor shall it be bound by any amendment or modification of the Lease made after the date hereof without its consent.

         3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the Landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to lender and any subsequent titleholder of the Premises.

         4. So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of an notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the Landlord shall have been forfeited or adversely affected because of any default of the Landlord, or within the time permitted the Landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the Landlord.

         5. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment.

         6. Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

         7. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any communication must be given shall commence on the date of receipt thereof, and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof Receipt of communications hereunder shall occur upon actual delivery whether by mail telecopy transmission, messenger, courier service, or otherwise) to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

                  Wachovia Bank of Georgia, N.A.
                  Real Estate Finance Division
                  191 Peachtree Street Mail Code 1810
                  Atlanta, Georgia  30303

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

and, if given to Landlord, shall be addressed as follows:

         8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "Landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


Signed, sealed and delivered in.....        LENDER:
the presence of:
                                   WACHOVIA BANK OF GEORGIA


                                   By:
----------------------------           -----------------------------------------
Unofficial Witness                 Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                                        (BANK SEAL)
----------------------------
Notary Public
Commission Expiration Date:


(NOTARIAL SEAL)


Signed, sealed and delivered in    TENANT:
the presence of:



                                   By:
----------------------------          -----------------------------------------
Unofficial Witness                 Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Notary Public
Commission Expiration Date:


(NOTARIAL SEAL)

Signed, sealed and delivered in    LANDLORD:
the presence of:



                                   By:
----------------------------          -----------------------------------------
Unofficial Witness                 Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Notary Public
Commission Expiration Date:


(NOTARIAL SEAL)